EXHIBIT 10.153

SECOND AMENDED DISTRIBUTION-TRANSMISSION
INTERCONNECTION AGREEMENT

by and between
ITC Midwest LLC
as Transmission Owner
and
Interstate Power and Light Company
as Local Distribution Company

TABLE OF CONTENTS
Page
Article 1. Definitions2
Article 2. Operational Requirements7
Article 3. Operation and Maintenance9
Article 4. Supervisory Control and Data Acquisition, SCADA15
Article 5. Revenue Metering15
Article 6. Protective Relaying and Control16
Article 7. Planning and Obligation to Serve18
Article 8. New Construction and Modification20
Article 9. Access to Facilities22
Article 10. Notifications and Reporting23
Article 11. Safety24
Article 12. Environmental Compliance and Procedures25
Article 13. Billings and Payment26
Article 14. Applicable Regulations and Interpretation27
Article 15. Force Majeure27
Article 16. Limitation of Liability28
Article 17. Indemnification28
Article 18. Insurance30
Article 19. Several Obligations30
Article 20. Confidentiality30
Article 21. Breach, Default and Remedies32
Article 22. Term34
Article 23. Amendment35
Article 24. Assignment/Change in Corporate Identity35
Article 25. Subcontractors36
Article 26. Dispute Resolution36
Article 27. Miscellaneous Provisions37

i

EXHIBITS

Exhibit 1	Identification of the Interconnection Points and Equipment

Exhibit 2	Contact Information for Local Distribution Company’s Site Representatives and Transmission Owner’s Site Representatives

Exhibit 3	Transmission Owner Switching Procedures

Exhibit 4	Local Distribution Company Switching Procedures

Exhibit 5	[Reserved]

Exhibit 6	[Reserved]

Exhibit 7	Form of Easement
Exhibit 8    [Reserved]
Exhibit 9    Dispute Resolution Procedures
Exhibit 10    [Reserved]

ii

SECOND AMENDED
DISTRIBUTION-TRANSMISSION INTERCONNECTION AGREEMENT
This Second Amended Distribution-Transmission Interconnection Agreement (“Agreement”) is entered into by and between the Interstate Power and Light Company (IPL), an Iowa corporation (“Local Distribution Company”), having a place of business at 200 First Street SE, Cedar Rapids, IA, 52401 and ITC Midwest LLC, a Michigan limited liability company (“Transmission Owner”). Transmission Owner and Local Distribution Company are individually referred to herein as a “Party” and collectively as “Parties.”
WHEREAS, the Transmission Owner and Local Distribution Company entered into a Distribution-Transmission Interconnection Agreement, dated December 17, 2007 (“Original Agreement”). The Parties mutually agree to amend and restate the Original Agreement in its entirety on the terms and conditions set forth herein;
WHEREAS, pursuant to the Asset Sale Agreement between Transmission Owner and Local Distribution Company, dated as of December 18, 2007 (the “Asset Sale Agreement”), Transmission Owner has purchased from Local Distribution Company all elements of the Transmission System that are presently interconnected with the Distribution System; and
WHEREAS, Local Distribution Company will own and/or operate existing and/or new Distribution System facilities from present and/or new locations; and
WHEREAS the existing Distribution System facilities currently are connected to the Transmission System and Local Distribution Company will continue to connect the existing Interconnection Equipment to the Transmission System on the terms set forth herein; and
WHEREAS, Transmission Owner requires access to parts of Local Distribution Company’s assets, and Local Distribution Company requires access to parts of Transmission Owner’s assets; and
WHEREAS, Transmission Owner is willing to continue to own and/or operate the Transmission System in accordance with Good Utility Practice; and
WHEREAS, the Parties have entered into a Transmission Structure Attachment Agreement originally dated October 28, 2011, which may be amended from time to time; and
WHEREAS, the Parties have agreed to execute this mutually acceptable Interconnection Agreement in order to provide interconnection of the Local Distribution Company assets with the Transmission Owner assets and to define the continuing rights, responsibilities, and obligations of the Parties with respect to the use of certain of their own and the other Party’s property, assets, and facilities;
NOW, THEREFORE, in consideration of their respective commitments set forth herein, and intending to be legally bound hereby, the Parties covenant and agree as follows:
Article 1. Definitions
Wherever used in this Agreement with initial capitalization, the following terms shall have the meanings specified or referred to in this Article 1.

1.1
Agreement means this Distribution-Transmission Interconnection Agreement between Local Distribution Company and Transmission Owner, including all attachments hereto, as the same may be amended, supplemented, or modified in accordance with its terms.

1.2	Asset Sale Agreement shall have the meaning specified in the recitals.

1.3	Black Start Resource shall mean a generating unit that is capable of starting without an outside electrical supply and is committed to provide black start service.

1.4
Common Facilities shall mean substation assets at jointly occupied sites that benefit both Local Distribution Company and Transmission Owner, but that are owned by either Local Distribution Company or Transmission Owner individually (the “Owning Utility”). Common Facilities include, but are not limited to, perimeter fencing and other barriers, grading and surfacing, fire protection equipment, lighting, lightning masts, and grounding to the extent located on the substation properties identified in Exhibit 1.

1.5	Confidential Information shall have the meaning set forth in Section 20.1 hereof.

1.6
Balancing Authority/Control Area means an entity that maintains Resource to Load (as those capitalized terms are defined in the OATT) interchange balance within a Balancing Authority/Control Area and supports interconnection and frequency in real-time.

1.7
Balancing Authority/Control Area Operator shall mean the entity that has the ability and the obligation to operate the Balancing Authority/Control Area to ensure that the aggregate electrical demand and energy requirements of the load are met at all times, taking into account scheduled and reasonably expected unscheduled outages of system elements.

1.8	Dispute shall have the meaning set forth under Section 26.1 hereof.

1.9
Distribution System shall mean the equipment and facilities and the Interconnection Equipment owned by Local Distribution Company and used to deliver power and energy to end users, including transformers, switches, and feeders or such other facilities as may be designated by the applicable regulatory agency.

1.10
Due Diligence shall mean the exercise of good faith efforts to perform a required act on a timely basis and in accordance with Good Utility Practice using the necessary technical and personnel resources.

1.11	Easements shall have the meaning set forth under Section 9.2 hereof.

1.12	Effective Date shall mean the date upon which the Agreement is accepted for filing and designated to become effective in accordance with its terms by FERC.

1.13	Eligible Customer shall have the meaning specified in the OATT on file with the FERC.

1.14
Emergency means a condition or situation that, in the reasonable good faith determination of the affected Party based on Good Utility Practice, causes or is reasonably likely to cause an imminent physical threat or danger to life or a significant threat to health, property or the environment.

1.15	ERO means the Electric Reliability Organization certified by FERC, or its successor.

1.16	FERC shall mean the Federal Energy Regulatory Commission or its successor federal agency.

1.17	FERC Standards of Conduct shall mean the standards of conduct set forth in 18 CFR §358 or its successor regulations.

1.18	Force Majeure shall have the meaning set forth under Article 15 hereof.

1.19
Forced Outage shall mean in the case of the Distribution System, taking the Distribution System, in whole or in part, out of service by reason of an Emergency or Network Security Condition, unanticipated failure or other cause beyond the reasonable control of Local Distribution Company, when such removal from service was not scheduled in accordance with Section 3.7.2, and, in the case of the Transmission System, taking the Transmission System, in whole or in part, out of service by reason of an Emergency or Network Security Condition, unanticipated failure, or other cause beyond the reasonable control of Transmission Owner when such removal from service was not scheduled in accordance with Section 3.7.2.

1.20
Good Utility Practice shall mean the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, including compliance with applicable ERO and RRO reliability standards, or any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather includes all acceptable practices, methods, or acts generally accepted in the region.

1.21
Governmental Authority shall mean any foreign, federal, state, local or other governmental regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, arbitrating body, or other governmental authority; provided such entity possesses valid jurisdictional authority to regulate the Parties and the terms and conditions of this Agreement.

1.22	Interconnection Equipment shall mean all the equipment that is necessary for the interconnection of the Distribution System with the Transmission System.

1.23	Interconnection Point(s) shall mean the point(s) at which the Distribution System is connected with the Transmission System, as set forth in Exhibit 1 hereto as it may be revised from time to time.

1.24
Interconnection Service shall mean the services provided by Transmission Owner for the interconnection of the Distribution System with the Transmission System. Interconnection Service does not include the right to transmission service on the Transmission System, which service shall be obtained in accordance with the provisions of the OATT.

1.25
Interconnection Standards shall be those standards provided by Transmission Owner to Local Distribution Company or by mutual agreement of the Parties to establish and maintain interconnected operation in compliance with the applicable standards of ERO, and RRO, and applicable state or federal regulations.

1.26	Interest Rate shall mean the interest rate calculated in accordance with the methodology specified for interest on refunds in the FERC regulations at 18 C.F.R. § 35.19a(a)(2)(iii).

1.27	Jointly Used Assets shall have the meaning specified in Section 3.10.3.

1.28
Knowledge shall mean actual knowledge of the corporate officers or managers of the specified Person charged with responsibility for the particular function as of the Effective Date of this Agreement, or, with respect to any certificate delivered pursuant to this Agreement, the date of delivery of the certificate.

1.29	Local Distribution Company shall mean Interstate Power and Light Company and its successors and assigns.

1.30	Local Distribution Company’s Site Representative shall be that person or persons identified in Exhibit 2 as the point of contact for day-to-day operations of the Distribution System.

1.31	Material Adverse Change shall have the meaning specified in Section 22.3(a).

1.32	MISO shall mean the Midcontinent Independent Transmission System Operator, Inc., or any successor organization.

1.33
Network Security shall mean the ability of the Transmission System to withstand sudden disturbances such as unforeseen conditions, electric short circuits or unanticipated loss of system elements consistent with reliability principles used to design, plan, operate, and assess the actual or projected reliability of an electric system that are (i) established by any Governmental Authority, ERO, or RRO and (ii) implemented by Transmission Owner or required of Transmission Owner to be in compliance with Reliability Coordinator directives.

1.34	Network Security Condition shall mean a condition or situation in which, in the reasonable good faith determination of Transmission Owner, Network Security is not satisfied or is threatened.

1.35
Nominal Voltage shall mean an accepted standard voltage level offered by Transmission Owner, at various points on the Transmission System, including but not limited to 34.5 kV, 69 kV, 115 kV, 138 kV, 161 kV, 230 kV, and 345 kV.

1.36	Normal System Condition shall mean any operating conditions of the Transmission System other than an Emergency or Network Security Condition.

1.37
Open Access Transmission Tariff or OATT shall mean the Open Access Transmission Tariff on file with FERC under which transmission service is provided using the Transmission System. Presently the effective OATT is the MISO Transmission, Energy and Operating Reserve Markets Tariff.

1.38	Owning Utility shall mean the Party which owns the land or property that the substation physically sits on.

1.39	Party and Parties shall have the meanings set forth in the introductory paragraph of this Agreement.

1.40	Person shall mean any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity or any department or agency thereof.

1.41
Planned Outage shall mean action by: (i) Local Distribution Company to take its equipment, facilities or systems out of service, partially or completely, to perform work on specific components that is scheduled in advance and has a predetermined start date and an approximate duration pursuant to the procedures set forth in Section 3.7.4, or (ii) Transmission Owner to take its equipment, facilities and systems out of service, partially or completely, to perform work on specific components that is scheduled in advance and has a predetermined start date and an approximate duration pursuant to the procedures set forth in Section 3.7.4.

1.42	Primarily Distribution Substations shall have the meaning specified in Section 3.10.1.

1.43	Primarily Transmission Stations shall have the meaning specified in Section 3.10.1.

1.44	Protective Relay is a device that detects abnormal power system conditions and, in response, initiates automatic control action.

1.45
Protective Relay System is a group of Protective Relays and associated sensing devices and communications equipment that detects system abnormalities and performs automatic control action to mitigate or reduce adverse effects of such abnormalities.

1.46	Qualified Personnel shall mean individuals trained for their positions pursuant to Good Utility Practice.

1.47	Release shall mean spill, leak, discharge, dispose, pump, pour, emit, empty, inject, leach, dump, or allow to escape into or through the environment.

1.48
Reliability Coordinator shall mean the ERO-approved entity that provides the security assessment and emergency operations coordination for one or more Balancing Authority/Control Areas or Transmission Owners and that has operational authority over Transmission Owner under ERO standards. Presently the Reliability Coordinator is MISO.

1.49	Revenue Metering System shall mean a system that includes current and voltage instrument transformers, secondary wiring, test switches, meter transducer(s), meter and loss compensation.

1.50	RRO shall mean the applicable regional reliability organization, or its successor. Presently the RRO is the Midwest Reliability Organization.

1.51	RTO shall mean a Regional Transmission Organization, as designated by FERC. Presently the RTO is MISO.

1.52
RTU – Remote Terminal Unit shall mean a device connected by a communication system to one or more master computers with appropriate software placed at various locations to collect data and perform remote control. A Remote Terminal Unit may also perform intelligent autonomous control of electrical systems and report the results back to the master computer(s).

1.53
Station Power shall be the energy needed to serve the auxiliary loads within the substation, including heating, lighting service to panels, etc. at a Primarily Transmission Station or Primarily Distribution Substation.

1.54	Supervisory Control and Data Acquisition (SCADA) shall mean a system that provides data acquisition, supervisory control and alarm display and control from remote field locations to control centers.

1.55	Surviving Distribution Entity shall have the meaning specified in Section 24.2.

1.56	Surviving Transmission Entity shall have the meaning specified in Section 24.1.

1.57
System Restoration Plan shall mean a plan utilizing Black Start Resources designed and implemented by Transmission Owner in conjunction with its interconnected generation and distribution customers, Balancing Authority/Control Area Operators, other electric systems, Reliability Coordinator and RRO to energize portions of the Transmission System that are de-energized as a result of a widespread system disturbance.

1.58	Term shall have the meaning set forth in Section 22.1 hereof.

1.59	Transmission Owner shall mean ITC Midwest LLC and its successors and assigns.

1.60	Transmission Owner’s Site Representative shall be that person or persons identified in Exhibit 2 as the point of contact of day-to-day operations of the Transmission System.

1.61	Transmission System shall mean all facilities of Transmission Owner through which Transmission Owner provides transmission service under the OATT.

1.62	Transmission System Operations Center(s) shall mean the Transmission System control center(s) that is/are responsible for monitoring and controlling the Transmission System in real time.
Article 1.    Operational Requirements

1.63
Subject to the terms and conditions of this Agreement, Transmission Owner shall provide Local Distribution Company Interconnection Service for each Interconnection Point identified in Exhibit 1, from the Effective Date for the Term of this Agreement.

1.64
The Interconnection Points between the Transmission System and Distribution System are shown in Exhibit 1 attached hereto. The Parties shall update Exhibit 1 as necessary to reflect additional Interconnection Points or removal of existing Interconnection Points.

1.65	Exhibit 2 shall list Local Distribution Company’s Site Representatives and Transmission Owner’s Site Representatives, as may be modified from time to time by the respective Parties.

1.66	Interconnection Standards.

1.66.1
The Interconnection Point(s) shall be established and maintained in accordance with Good Utility Practice and Federal, State, ERO, RRO and RTO standards and policies applicable to Transmission Owner’s interconnection service to Local Distribution Company.

1.66.2
Reactive Power. Transmission Owner and Local Distribution Company recognize and further agree that Local Distribution Company and Transmission Owner have a mutual responsibility for maintaining voltage at each Interconnection Point, in accordance with applicable ERO Standards, Reliability Coordinator and RRO protocols and policies:

(i)
Local Distribution Company shall maintain a system average power factor of at least 98% leading or lagging, as measured at the distribution side of the Interconnection Point(s), at load levels greater than 90% of the Local Distribution Company’s monthly system peak load.

(ii)
Local Distribution Company shall maintain a system average power factor between 90% leading and 90% lagging, as measured at the distribution side of the Interconnection Point(s), at load levels less than 90% of the Local Distribution Company’s monthly system peak load.

(iii)
The Transmission Owner shall have the ability to request the Local Distribution Company to correct power factor(s) at delivery points in an area or region requiring reactive support. Local Distribution Company shall use reasonable efforts to correct power factor in a timely fashion.

(iv)
Transmission Owner recognizes that there may be situations where power factor correction is best accomplished on the Transmission System. The Transmission Owner shall use reasonable efforts to make appropriate changes to the system to compensate for reactive power losses.

(v)	The Parties agree to cooperate in the installation and management of reactive power resources connected to their respective systems.

1.67	Switching Procedures

a.	Local Distribution Company shall comply with Transmission Owner’s switching procedures. Such switching procedures are set forth in Exhibit 3.

b.	Transmission Owner shall comply with Local Distribution Company’s switching procedures. Such switching procedures are set forth in Exhibit 4.

c.
Representatives of Local Distribution Company and Transmission Owner shall meet annually to review both Parties’ switching procedures set forth in Exhibits 3 and 4 and adopt any mutually agreed amendments to Exhibits 3 and 4 in accordance with the requirements of Section 23.2.

1.68
Local Distribution Company shall be required to comply in all respects with the requests, orders, directives and requirements of Transmission Owner including those issued to implement directives of the Reliability Coordinator. Any such requests, orders, directives or requirements of Transmission Owner or the Reliability Coordinator must be: (a) issued pursuant to Good Utility Practice, (b) not unduly discriminatory, (c) otherwise in accordance with applicable tariffs or applicable federal, state or local laws, and (d) reasonably necessary to maintain the integrity of the Transmission System.

1.69
Transmission Owner shall verbally notify Local Distribution Company if Transmission Owner is unable to comply with Section 2.5(b) at any time during the Term of this Agreement. If the failure to comply is due to Local Distribution Company’s actions or inactions, Transmission Owner will verbally notify Local Distribution Company to correct such condition as soon as possible.

1.70	Load Shedding

1.70.1	Local Distribution Company shall install and/or maintain automatic under-frequency load shedding equipment as required to maintain compliance with mandatory standards set forth by ERO, and RRO.

(i)
Transmission Owner recognizes that as of the date of this contract the Local Distribution Company has a portion of its under-frequency load that is shed from the Transmission System. The Parties agree that the Local Distribution Company will transition all or most of its under frequency load to the Distribution System on a schedule mutually agreed to by the Parties.

(ii)
Transmission Owner agrees to perform all required testing and maintenance of the under-frequency load shedding equipment that is installed on the Transmission System and provide the test data and maintenance records to the Local Distribution Company. Local Distribution Company will reimburse Transmission Owner for any expenses incurred that are in excess of the Transmission Owner’s normal maintenance practices.

1.70.2
Local Distribution Company shall install and/or maintain under-voltage load shedding equipment as required to maintain compliance with mandatory standards set forth by ERO and RRO. The equipment selection and location shall be determined by mutual agreement of the Parties.

1.70.3
If directed to do so by the Reliability Coordinator or Transmission Owner, Local Distribution Company shall shed load to maintain the reliability and integrity of the Transmission System, provided that the Reliability Coordinator or Transmission Owner shall make load-shedding determinations on an equitable, non-discriminatory basis with respect to all loads interconnected with the Transmission System whose interruption is necessary to permit safe and reliable operation and maintenance of the Transmission System.

1.71	Not a Reservation for Transmission Service

1.71.1
Local Distribution Company, as an Eligible Customer under the OATT, shall be responsible for making arrangements under the OATT for transmission and any ancillary services associated with the delivery of capacity and/or energy purchased or produced by Local Distribution Company, which services shall not be provided under this Agreement.

1.71.2
Local Distribution Company and Transmission Owner make no guarantees to each other under this Agreement with respect to the availability of transmission service under the OATT or any other tariff under which transmission service may be available in the region. Nothing in this Agreement shall constitute an express or implied representation or warranty with respect to the current or future availability of transmission service.

1.72
Local Distribution Company, or its agent, shall have and maintain an appropriate agreement with each Balancing Authority/Control Area with responsibility for the load served via an Interconnection Point, under which such Balancing Authority/Control Area shall perform balancing of such load with generation. Local Distribution Company shall provide a copy of each such agreement to Transmission Owner when requested. In the case where the Local Distribution Company also performs the Balancing Authority/Control Area Operator function, no such agreement is required.

Article 2.    Operation and Maintenance

2.1
The Parties agree to coordinate the operation of their electrical systems at the Interconnection Points in compliance with Good Utility Practice to prevent or minimize detrimental impacts on either Party’s system. The Parties agree to operate their respective systems in synchronism at the Interconnection Points that are operated closed.

2.2
Each Party shall operate any equipment that might reasonably be expected to have an impact on the operations of the other Party in a safe and efficient manner and in accordance with all applicable federal, state, and local law, operating practices specified by ERO, RRO and Good Utility Practice, and otherwise in accordance with the terms of this Agreement. Each Party shall comply with such reasonable operating requests, orders, directives and requirements of the other Party as are authorized under this Agreement.

2.3
(23)    Without limiting the generality of Section 3.1, Local Distribution Company shall own, operate and maintain the Distribution System in a manner consistent with Good Utility Practice to prevent degradation of voltage or of interconnection service of the Transmission System. Local Distribution Company shall be responsible for the costs of maintaining, operating, repairing or replacing the Distribution System and Local Distribution Company’s Interconnection Equipment.

(a)
Without limiting the generality of Section 3.1, Transmission Owner shall own, operate and maintain the Transmission System in a manner consistent with Good Utility Practice to prevent degradation of voltage or of interconnection service of Local Distribution Company’s Distribution System. Transmission Owner shall be responsible for the costs of maintaining, operating, repairing or replacing the Transmission System and Transmission Owner’s Interconnection Equipment.

2.4
(23)    Except during an Emergency, Local Distribution Company shall not, without prior Transmission Owner authorization, operate any Transmission Owner circuit, including transformer, line or bus elements. Local Distribution Company shall retain the right to operate Transmission Owner equipment during an Emergency to address an imminent threat to the safety of personnel, to maintain the integrity of the Transmission System, to prevent damage to equipment and to maintain the integrity of the Distribution System. When practical, prior to operation of such equipment, Local Distribution Company shall provide immediate notice to Transmission Owner. Except as set forth above, Local Distribution Company shall not operate any Transmission System circuit if upon notice Transmission Owner expressly refused to grant permission to Local Distribution Company. Within five (5) business days of such Emergency, Local Distribution Company shall provide written explanation of such Emergency to Transmission Owner.

(a)
Except during an Emergency, Transmission Owner shall not, without prior Local Distribution Company authorization, operate any Local Distribution Company circuit, including transformer, line or bus elements. Transmission Owner shall retain the right to operate Local Distribution Company equipment during an Emergency to address an imminent threat to the safety of personnel, to maintain the integrity of the Transmission System, and to prevent damage to equipment. When practical, prior to operation of such equipment, Transmission Owner shall provide immediate notice to Local Distribution Company. Except as set forth above, Transmission Owner shall not operate any Distribution System circuit if upon notice Local Distribution Company expressly refused to grant permission to Transmission Owner. Within five (5) business days of such Emergency, Transmission Owner shall provide written explanation of such Emergency to Local Distribution Company.

2.5
Local Distribution Company and Transmission Owner shall design, install, test, calibrate, set, and maintain their respective Protective Relay equipment in accordance with Good Utility Practice, applicable federal, state or local laws, ERO, RRO and RTO requirements and this Agreement, as set forth in Article 6 hereof.

2.6
(23)    If Transmission Owner reasonably determines that (i) any of Local Distribution Company’s Interconnection Equipment fails to perform in a manner consistent with Good Utility Practice and applicable ERO, RRO, and RTO requirements or this Agreement, or (ii) Local Distribution Company has failed to perform proper testing or maintenance of its Interconnection Equipment in accordance with Good Utility Practice or this Agreement, Transmission Owner shall give Local Distribution Company written notice to take corrective action. Such written notice shall be provided by Transmission Owner to Local Distribution Company’s Site Representative as soon as practicable upon such determination. If Local Distribution Company fails to initiate corrective action promptly and in any event within seven (7) days after the delivery of such notification, and if in Transmission Owner’s reasonable judgment leaving Local Distribution Company’s Distribution System connected with Transmission System would create an Emergency or Network Security Condition, Transmission Owner may, with as much prior verbal notification to Local Distribution Company and Balancing Authority/Control Area Operator as practicable, open only the Interconnection Point(s) needing corrective action connecting Local Distribution Company and Transmission Owner until appropriate corrective actions have been completed by Local Distribution Company, as verified by Transmission Owner. Transmission Owner’s judgment with regard to an interruption of service under this paragraph shall be made pursuant to Good Utility Practice and subject to Section 3.1 hereof. In the case of such interruption, Transmission Owner shall immediately confer with Local Distribution Company regarding the conditions causing such interruption and Local Distribution Company’s recommendation concerning timely correction thereof. Both Parties shall act promptly to correct the condition leading to such interruption and to restore the connection.

(a)
If Local Distribution Company reasonably determines that (i) any of Transmission Owner’s Interconnection Equipment fails to perform in a manner consistent with Good Utility Practice and applicable ERO, RRO, and RTO requirements or this Agreement, or (ii) Transmission Owner has failed to perform proper testing or maintenance of its Interconnection Equipment in accordance with Good Utility Practice or this Agreement, Local Distribution Company shall give Transmission Owner written notice to take corrective action. Such written notice shall be provided by Local Distribution Company to Transmission Owner’s Site Representative as soon as practicable upon such determination. If Transmission Owner fails to initiate corrective action promptly and in any event within seven (7) days after the delivery of such notification, and if in Local Distribution Company’s reasonable judgment leaving Transmission System connected with Local Distribution Company’s Distribution System would create an Emergency, Local Distribution Company may, with as much prior verbal notification to Transmission Owner and Balancing Authority/Control Area Operator as practicable, open only the Interconnection Point(s) needing corrective action connecting Transmission Owner and Local Distribution Company until appropriate corrective actions have been completed by Transmission Owner, as verified by Local Distribution Company. Local Distribution Company’s judgment with regard to an interruption of service under this paragraph shall be made pursuant to Good Utility Practice and subject to Section 3.1 hereof. In the case of such interruption, Local Distribution Company shall immediately confer with Transmission Owner regarding the conditions causing such interruption and Transmission Owner’s recommendation concerning timely correction thereof. Both Parties shall act promptly to correct the condition leading to such interruption and to restore the connection.

2.7	Outages

2.7.1
Outage Authority and Coordination. Subject to the confidentiality provisions of Article 20 and FERC’s Standard of Conduct, the Parties may exchange non-binding Planned Outage schedules, which shall be developed and followed in accordance with Good Utility Practice, for Distribution System and the Transmission System. The Parties shall keep each other updated regarding any changes to such schedules. In accordance with Good Utility Practice and applicable ERO, RRO, and RTO requirements, each Party may, in close cooperation with the other, remove from service its system elements that may impact the other Party’s system as necessary to perform maintenance or testing or to replace installed equipment. Absent an Emergency, the Party scheduling a removal of a system element from service will use good faith efforts to schedule such removal on a date mutually acceptable to both Parties, in accordance with Good Utility Practice. The Parties shall comply with RTO procedures relating to notification requirements for scheduled outages.

2.7.2
The Parties shall coordinate inspections, Planned Outages, and maintenance of their respective equipment, facilities and systems so as to minimize the impact on the availability, reliability and security of both Parties’ systems and operations when any such outage is likely to have a materially adverse impact on the other Party’s system. Each Party shall use commercially reasonable efforts to minimize the costs of any cancellation or rescheduling of a Planned Outage that affects the other Party’s system.

2.7.3
Forced Outage. In the event of a Forced Outage of a system element of the Distribution System adversely affecting the Transmission System, Local Distribution Company will use Good Utility Practice to restore that system element to service promptly. In the event of a Forced Outage of a system element of the Transmission System adversely affecting the Distribution System, Transmission Owner will use Good Utility Practice to restore that system element to service promptly.

2.7.4
Planned Outage. In the event of a Planned Outage of a system element of the Distribution System adversely affecting the Transmission System, Local Distribution Company will act in accordance with Good Utility Practice to restore that system element to service promptly in accordance with its schedule for the work that necessitated the Planned Outage. In the event of a Planned Outage of a system element of the Transmission System adversely affecting the Distribution System, Transmission Owner will act in accordance with Good Utility Practice to restore that system element to service promptly in accordance with its schedule for the work that necessitated the Planned Outage.

2.8	The Parties shall use commercially reasonable efforts consistent with Good Utility Practice to coordinate operations in the event of any Forced or Planned Outage.

2.9
System Restoration Plan Participation. In accordance with Good Utility Practice, Local Distribution Company agrees to participate in Transmission Owner’s System Restoration Plan for the Distribution System and the Transmission System. Provision of black start service from Black Start Resources in the System Restoration Plan shall be covered under a separate agreement.

2.10	Shared Transmission Stations and Distribution Substations.

2.10.1
Each Party shall be responsible for the operation and maintenance of their respective equipment located in stations that house facilities of both the Transmission Owner and Local Distribution Company. In the cases where the Transmission Owner is the Owning Utility, they shall be referred to as the “Primarily Transmission Stations” and in the cases where the Local Distribution Company is the Owning Utility, they shall be referred to as the “Primarily Distribution Substations”.

2.10.2
At least once each year, the Parties shall meet and review the Parties’ respective operational and maintenance responsibilities at all Primarily Transmission Stations and Primarily Distribution Substations and, if necessary, alter such responsibilities as the Parties deem appropriate.

2.10.3
Transmission Owner and Local Distribution Company understand and agree that at each Primarily Transmission Station or Primarily Distribution Substation, there may be facilities that each Party utilizes (e.g. control house(s) and other structures and associated foundations, station batteries/battery chargers, some protective relay equipment, station power facilities, etc. “Jointly Used Assets”). These Jointly Used Assets will be owned by Owning Utility who shall be responsible for operating and maintaining such Jointly Used Assets and for all costs associated with such operation and maintenance. Each Party shall operate and maintain their respective Jointly Used Assets in accordance with Good Utility Practice and all applicable provisions of this Agreement. In the event Jointly Used Assets are no longer needed by the Owning Utility, the Owning Utility shall provide the other Party with 90 days prior written notice of its intent to abandon the use of said Jointly Used Assets and the other Party shall have the right of first refusal to purchase these Jointly Used Assets at the Owning Utility’s remaining book value. Assets located in Primarily Distribution Substations or Primarily Transmission Substations that are not utilized by both parties shall not be considered Jointly Used Assets, and shall be owned and maintained by the sole Party which utilizes them.

2.10.4
Maintenance of Common Facilities and Jointly Used Assets. Notwithstanding its obligation to comply with Good Utility Practice, as identified elsewhere in this Agreement, the Owning Utility of Primarily Transmission Stations and Primarily Distribution Substations shall perform the following maintenance activities with respect to Common Facilities and Jointly Used Assets of each substation: (1) maintain the integrity of the perimeter fencing, including code-required signage; (2) maintain the functionality of yard lighting; (3) keep the control house secure and take reasonable efforts to control rodents therein; (4) perform periodic cleaning of the control house in order to minimize equipment damage due to dirt and grit; (5) weatherize control house(s) in the spring and fall in order to maintain proper ventilation and adequate heat and avoid a negative impact on the serviceability of equipment; (6) weed treat the substation yard annually and maintain adequate stone to maintain step and touch potentials at safe levels; and (7) keep station access drives in drivable condition and free of snow and ice, maintaining a path to the control house(s) and around the perimeter of the equipment where possible. In addition, the Owning Utility shall perform any necessary maintenance on Common Facilities and Jointly Used Assets not specifically called out in this section.

2.11
Station Power. The Parties agree that (i) Local Distribution Company’s system losses include the Station Power supplied by Local Distribution Company to the Transmission System, and accordingly that (ii) Local Distribution Company shall supply Station Power to the Transmission System at no cost to Transmission Owner. The Transmission Owner may request, from the Local Distribution Company additional Station Power sources to the Transmission System, and any such additional station power request provided by Local Distribution Company shall be treated as Jointly Used Assets, if the additional Station Power source is served directly from the substation. Any request for an off-site back-up Station Power source to Transmission System shall be made to the applicable local retail service provider and follow their process for providing service to a new customer and provision of a new off-site Station Power service shall be provided subject to the terms and rates of the Local Distribution Company or appropriate local retail service providers tariffs and rates.

Article 3.    Supervisory Control and Data Acquisition, SCADA

3.1
Interconnection Points containing SCADA and communications equipment installed prior to the Effective Date shall be considered to satisfy the terms and conditions of this Article 4. Local Distribution Company shall install and operate such SCADA and communications equipment as is necessary, consistent with Good Utility Practice and ERO and RRO requirements for Transmission Owner to perform monitoring, state estimation and contingency analysis for (i) Interconnection Points that existed prior to the Effective Date and did not contain SCADA and communications equipment or (ii) new Interconnection Points installed after the Effective Date. Each Interconnection Point or other mutually agreeable location with SCADA and communications equipment shall have one dedicated communications path to Balancing Authority/Control Area Operator’s control center for the RTU data. In the instance where the Local Distribution Company also performs the Balancing Authority/Control Area Operator function, data path provisions between the Local Distribution Company’s distribution control center and Balancing Authority/Control Area control center are at its discretion. Additional data paths and communications equipment requested, either emanating from the substation or the Balancing Authority/Control Area Operator’s control center, will be at the expense of the requestor. The SCADA and communications equipment may provide data and status information in real time or with a time delay acceptable to Transmission Owner and shall provide data and control via an industry standard protocol such as ICCP or another method agreed by the Parties. Such data may include, but not be limited to megawatts, megavars, voltage, amperes, device status and communication system status.

3.2
Transmission Owner reserves the right (at incremental cost to Transmission Owner) to require Local Distribution Company to install or cause to be installed at any new or modified Interconnection Point a dual port RTU within Local Distribution Company’s substation to provide data and control directly to the Transmission Owner. Local Distribution Company will assist in furnishing desired inputs and outputs for such RTU.

3.3
To the extent new SCADA and associated communications equipment is to be installed at the request of the Transmission Owner (at the Transmission Owner’s expense), Local Distribution Company may install or facilitate installation of SCADA and associated communications equipment as agreed upon by the Parties.

Article 4.    Revenue Metering

4.1
Local Distribution Company shall own, operate, test and maintain or contract for the metering equipment at the Interconnection Points with Transmission Owner, as required by the Balancing Authority/Control Area Operator to allow the Balancing Authority/Control Area Operator to accurately calculate energy and demand quantities required for OATT billing purposes. Metering specifications requirements for individual interconnections or groups of interconnections shall be covered under a separate agreement or arrangement between the Local Distribution Company and the Balancing Authority/Control Area Operator. In the case where the Local Distribution Company is also the Balancing Authority/Control Area Operator, such an agreement is not required.

4.1.2
Local Distribution Company shall provide to Transmission Owner the metering data in a secure manner and as reasonably necessary to facilitate billing and calculation and verification of revenues upon request. Transmission Owner shall have the right to read the revenue meters remotely, at its costs, to facilitate billing and calculation and verification of revenues.

Article 5.    Protective Relaying and Control

5.1
Transmission Owner shall have the right, using Good Utility Practice, to review and approve all new Protective Relaying logic equipment, including equipment settings, protective relay schemes, drawings, and functionality associated with each Interconnection Point. Local Distribution Company shall have the right, using Good Utility Practice, to review all new Protective Relaying logic equipment, including equipment settings, protective relay schemes, drawings, and functionality associated with each Interconnection Point. Protective Relaying logic equipment and schemes installed before the Effective Date shall be considered to satisfy the terms and conditions of this Article 6. When existing equipment or schemes installed prior to the Effective Date are replaced or when new equipment or schemes are installed pursuant to this Article 6 or in association with new Interconnection Points, then such replacement or installation shall be performed in accordance with the terms and conditions of this Article 6.

5.2
To the extent that there is generation on the Distribution System that, in the reasonable judgment of either Party, may contribute material amounts of current to a fault on the Transmission System, Local Distribution Company shall have and enforce standards to ensure the provision, installation and maintenance of relays, circuit breakers, and all other devices necessary to remove promptly any fault contribution of such generation to any short circuit occurring on the Transmission System and not otherwise isolated by the Transmission Owner equipment. Such protective equipment shall include, without limitation, a disconnecting device or switch with load interrupting capability to be located between the generation and the Transmission System at an accessible, secure, and satisfactory site selected upon mutual agreement of the Parties. Transmission Owner shall not be responsible for protection of such generation.

5.3
Any Protective Relay System that causes any Transmission Owner protective device or Local Distribution Company protective or switching device connected to a Transmission Owner bus to operate shall be maintained and tested in accordance with the provisions of this Article 6.

5.4
Transmission Owner shall, in accordance with Good Utility Practice, own, operate, maintain and test those Protective Relays, current transformers, and potential transformers associated with the Interconnection Points listed in Exhibit 1 that provide protection for the Transmission System. Local Distribution Company shall, in accordance with Good Utility Practice, own, operate, maintain, and test any remaining Protective Relays governed by this Article 6. The Parties shall maintain, and, as necessary, upgrade their respective Protective Relay Systems in accordance with Good Utility Practice, and each Party shall provide the other Party with access to copies of operation and maintenance manuals and test records for all relay equipment.

5.5
The Parties shall test their respective relays associated with the Interconnection Points for correct calibration and operation in accordance with Good Utility Practice. Complete functional testing of the relay protection schemes shall be performed at the initial installation or if either Party deems it necessary for reliable operation thereafter. Parties shall coordinate design, installation, operation, and testing of Protective Relay schemes to insure that such relays operate in a coordinated manner so as to not cause adverse operating conditions on the other Party’s system.

5.6
Local Distribution Company shall be responsible for maintenance, calibration and functional testing of Protective Relay systems that protect Local Distribution Company’s equipment associated with the Interconnection Points and that protect Transmission Owner from Local Distribution Company’s Interconnection Equipment to the extent such calibration and testing are consistent with Good Utility Practice. All such maintenance and testing must be performed by Qualified Personnel selected by Local Distribution Company. In addition, Local Distribution Company shall allow Transmission Owner to conduct regularly scheduled, visual inspection of all Protective Relaying and associated maintenance records. Related maintenance and operational records shall be maintained by Local Distribution Company in accordance with Good Utility Practice. Upon completion of all Protective Relay calibration testing and relay functional testing, Local Distribution Company shall make available copies of all test reports and related records for review by Transmission Owner. Local Distribution Company shall review all test reports and document that Protective Relay System’s tests and settings, as shown on such test reports, have been done in accordance with the equipment’s specifications and Good Utility Practice.

5.7
(a)    As Transmission Owner’s system protection requirements change and as system protection technology advances, Transmission Owner will upgrade its Protective Relay System in accordance with Good Utility Practice. If these upgrades affect the serviceability and acceptability of the Protective Relay Systems on the Interconnection Equipment installed, owned, and operated by Local Distribution Company, Local Distribution Company must (at its own expense) upgrade its Protective Relay Systems as necessary to bring them into compatibility with, and adopt the technological standards of, the Protective Relay Systems installed by Transmission Owner. Transmission Owner shall give Local Distribution Company prior reasonable notice of any such upgrade as soon as practicable prior to the anticipated date of such upgrade, and the parties shall coordinate an in-service date for such upgrade(s) that is acceptable to both parties.

(a)
As Local Distribution Company’s system protection requirements change and as technology advances, Local Distribution Company will upgrade its Protective Relay System in accordance with Good Utility Practice. If these upgrades affect the serviceability and acceptability of the Protective Relay Systems on the Interconnection Equipment installed, owned, and operated by Transmission Owner, Transmission Owner must (at its own expense) upgrade its Protective Relay Systems as necessary to bring them into compatibility with, and adopt the technological standards of, the Protective Relay Systems installed by Local Distribution Company. Local Distribution Company shall give Transmission Owner prior reasonable notice of any such upgrade as soon as practicable prior to the anticipated date of such upgrade, and the parties shall coordinate an in-service date for such upgrade(s) that is acceptable to both parties.

5.8
Local Distribution Company shall provide the necessary space to install or expand relay panels for substation system protection in Primarily Distribution Substations if requested by Transmission Owner and if such space is available. Any incremental costs required to accommodate such a request shall be the responsibility of Transmission Owner. If the Transmission Owner prefers, it may, at its own cost, construct and own its own control building and related facilities, as agreed upon by the Local Distribution Company.

5.9
Transmission Owner shall provide the necessary space to install or expand relay panels for substation system protection in Primarily Transmission Stations if requested by Local Distribution Company and such space is available. Any incremental costs required to accommodate such a request shall be the responsibility of the Local Distribution Company. If the Local Distribution Company prefers, it may, at its own cost, construct and own its own control building and related facilities, as agreed upon by the Transmission Owner.

Article 6.    Planning and Obligation to Serve

6.1
Adequacy Obligation. Subject to applicable regulatory approvals, including the principles of least-cost long-term planning applicable to maintaining the overall reliability of the transmission and distribution system in the planning horizon, and subject to the oversight and direction of the RTO (or any successor regional transmission organization) where applicable, Transmission Owner shall have a public utility duty to operate, maintain, plan and construct the Transmission System so that the system is adequate:

(a)	(i) to support effective competition in energy markets without favoring any market participant;

(i)
to deliver on a reliable basis the reasonable, projected needs of all loads on the electric distribution systems connected to and dependent upon the Transmission Owner’s facilities for delivery of reliable, low-cost and competitively-priced electricity to such distribution systems; and

(ii)	to provide needed support to the distribution systems interconnected to the Transmission System; and

(b)
In meeting these obligations, the Transmission Owner shall treat the needs of each electric distribution system interconnected with the Transmission system, and the electric loads on each system in a nondiscriminatory manner. The costs of additions to the Transmission System to meet this adequacy obligation shall be recovered through the Transmission Owner’s OATT and shall not be directly assigned or charged to a distribution system or to end users separately, unless approved or required by the appropriate regulatory agency, or unless the requested interconnection equipment configuration exceeds what would normally be installed for comparable interconnections per the Transmission Owner’s current interconnection guidelines. In the event of a request for an interconnection equipment configuration that exceeds interconnection equipment installed for comparable interconnections per the Transmission Owner’s current interconnection guidelines, the Local Distribution Company or end user shall pay the incremental costs including overheads and applicable taxes through a contribution in aid of construction (CIAC).

6.2
Local Distribution Company and Transmission Owner shall meet and discuss, at appropriate regularly scheduled intervals, the plans and needs of Local Distribution Company and the plans of Transmission Owner that could affect Local Distribution Company. The Parties agree to cooperate and coordinate as necessary on planning and construction of projects that affect Local Distribution Company.

6.3
If the Parties agree upon the need for any such project, they shall cooperate and coordinate in seeking all necessary regulatory approval for such project. The Parties shall coordinate and cooperate with each other with respect to all communications and commitments to municipal, county, and state agencies involved in such project.

6.4
If Local Distribution Company proposes construction of a transmission project such proposal will be subject to the RTO approval and if Transmission Owner does not agree that such project is needed or believes it will impair the reliability of the transmission system, Local Distribution Company shall have the right to petition the applicable Governmental Authority for a declaratory ruling on whether the proposed project is needed pursuant to Transmission Owner’s public-utility duty to plan and construct a reliable, adequate system. The Parties agree that the ruling of the applicable Governmental Authority will be binding upon them.

6.4.1
If it is determined that the project is not needed, and will not impair the reliability of the transmission system, and the Local Distribution Company still wishes to pursue the project, subject to RTO approval of the project, the Transmission Owner shall construct the project and the cost responsibility and/or funding of the project shall be directly assigned to the Local Distribution Company and paid for through a CIAC.

6.5
Load Growth and Reliability Needs. Transmission Owner is obligated to plan and install any Transmission System components that may be necessary to accommodate Local Distribution Company’s planned load growth and planned reliability improvements. Transmission Owner will construct new interconnections with Local Distribution Company facilities in accordance with Transmission Owner’s planning criteria, other agreements in effect between the Parties, and Good Utility Practice. Transmission Owner shall bear the responsibility for such planning and installing in accordance with this Article 7. Transmission Owner’s obligations under this Section 7.5 shall include the planning and installation of any new Interconnection Points that may be necessary to accommodate Local Distribution Company’s planned load growth and planned reliability improvements. Recovery of the cost of such additions shall be in accordance with Section 7.1.

6.6
To facilitate planning and construction discussions under Section 7.2, as well as the overall transmission planning process, Local Distribution Company, or its designated representative, shall submit the following information, on a commercially reasonable efforts basis, to Transmission Owner:

(b)
Annually, the most recent actual summer coincident peak demands in megawatts (MW) and megavars (MVAR) for each Interconnection Point with the Transmission System, coincident with the peak demand time specified by the Transmission Owner, in accordance with the applicable model building schedule(s).

(c)
Annually, seasonal peak demand forecasts (MW and MVAR) for each Local Distribution Company Interconnection Point with the Transmission System for the next ten (10) years as required by the RRO, RTO or ERO for the Transmission Owner’s model in accordance with the applicable model building schedule(s).

(d)
Planned facility connections (new Interconnection Points) with the Transmission System within a reasonable time period of when they are known. Submittal of this information will occur by submitting a request through the Transmission Owner’s load interconnection process.

(e)	Any ad-hoc request for load data as needed to facilitate planning studies of local area systems.
Transmission Owner will treat all information disclosed by Local Distribution Company under this Section 7.6 as Confidential Information. Local Distribution Company shall provide this information within a reasonable time period from when the information is requested by the Transmission Owner to allow the Transmission Owner to meet all RRO, RTO, and ERO requirements for model building and reporting. The information shall be consistent with the Local Distribution Company’s Long Term Reliability Assessment (LTRA) data submittal.

6.7	Local Distribution Company shall be the first point of contact and the retail service provider for end-use customers.
Article 7.    New Construction and Modification at Interconnection Points (Substations)

7.1
Transmission Owner may construct additional Transmission System elements or modify the existing Transmission System and Local Distribution Company may construct additional Distribution System elements or modify the existing Distribution System. All such modifications and construction provided for herein, shall be conducted in accordance with Good Utility Practice and all applicable ERO, and RRO standards. For modifications at existing Interconnection Points, each Party shall be responsible for the costs to modify its own system elements and the cost to construct its own new system elements. In addition, the Owning Utility shall be responsible for all costs related to any necessary modifications or new construction associated with Common Facilities/Jointly Used Assets whether they are stand-alone projects or in support of modifications or new construction associated with Transmission System elements or Distribution System elements with the exception, relating to control buildings and related facilities, as indicated in Section 6 of this agreement.

In the event that the initiating party of the modification or new construction at existing Interconnection Points is not the Owning Utility and due to the in-service needs of the project, the Owning Utility is not able to fund or provide resources for Common Facility/Jointly Used Asset modifications or new construction that is needed in support of the initiating Party’s project, the initiating Party has the option to construct and pay for these facilities. Following completion of the project, ownership of the new or modified Common Facilities and Jointly Used Assets will be transferred to the Owning Utility at an agreed upon cost. . For construction at new Interconnection Points, each Party shall pay for its own system elements and the Owning Utility shall pay for all costs associated with Common Facility/Jointly Used Assets. During the period while such modification or new construction is under way, the Party modifying system elements or constructing new system elements shall maintain the transmission, distribution and communications capabilities of the other Party using Good Utility Practice to avoid or minimize any adverse impact on the other Party.

7.2
Notwithstanding the foregoing, no modifications to, or new construction of, facilities, or access thereto, including but not limited to rights-of-way, fences, and gates, shall be made by either Party that might reasonably be expected to have a material effect upon the other Party with respect to operations or performance under this Agreement, without providing such other Party (a) prior written notification as set forth in this Article 8, and (b) sufficient information regarding the work prior to commencement to enable such other Party to evaluate the impact of the proposed work on its operations. The information provided must be sufficiently detailed and provided in a timely manner to enable reasonable review by such other Party and satisfy such other Party’s reasonable operational requirements. Each Party shall use reasonable efforts to minimize any adverse impact on the other Party.

7.3
If any Party intends to install any new facilities, equipment, systems, or circuits or any modifications to existing or future facilities, equipment, systems or circuits that could reasonably be expected to have a material effect upon the operation of the other Party, the Party desiring to perform said work shall, in addition to the requirements of Section 8.2, provide the other Party with drawings, plans, specifications and other necessary documentation for review as soon as practicable prior to the start of the construction of any such installation. This notice period shall not apply to modifications or new installations made to resolve or prevent pending Emergency or Network Security Conditions.

7.4
The Party reviewing any drawings, plans, specifications, or other necessary documentation shall promptly review the same and provide any comments to the performing Party as soon as practicable days prior to the start of the construction of any installation. The performing Party shall incorporate all requested modifications to the extent required to maintain Good Utility Practice and compliance with this Agreement.

7.5
Within 180 days after any modification or construction subject to this Article 8 is placed in service, the Party initiating the work shall provide “as built” drawings, plans and related technical data to the other Party. Approval or review of any document referenced herein shall not relieve the initiating party of its responsibility for the design or construction of any proposed facility, nor shall it subject the other Party to any liability, except with respect to the confidentiality provisions of Article 20.

7.6
Each Party shall, at its own expense, have the right to inspect or observe all maintenance activities, equipment tests and installation, construction, and modification of facilities of the other Party that could have a material effect upon the facilities or operations of the first Party.

Article 8.    Access to Facilities

8.1
The Parties hereby agree to provide each other such access to facilities, properties, equipment and records as may be necessary and appropriate to enable each Party to maintain its respective facilities, equipment and property in a manner consistent with Good Utility Practice. Such access shall be provided in a manner so as not to interfere unreasonably with the ongoing business operations, rights, and obligations of either Party. Any such access shall be subject to applicable federal, state and local laws and regulations and the rules and operation guidelines of the Party owning such facilities or properties, including without limitation any requirement of such Party that personnel make communication with the other Party upon entering such Party’s facilities or properties.

8.2
Without limiting the generality of Section 9.1, Transmission Owner shall have access to all of its equipment, systems, and facilities located on Local Distribution Company’s property through easements granted to Transmission Owner and substantially in the form of Exhibit 7 (“Easements”), and Local Distribution Company shall have access to all its equipment, systems and facilities located on Transmission Owner’s property through similar Easements. A schedule of easement agreements that will be governed by the terms of this Agreement is attached hereto and incorporated herein by this reference as Exhibit 7, Schedule 1. Transmission Owner and Local Distribution Company acknowledge and agree that Exhibit 7, Schedule 1 may be revised and supplemented from time to time to add and/or delete easements as additional facilities are added or retired. Such supplementation shall not require formal amendment to this Agreement. Each Party shall furnish at no cost to the other Party any necessary access, easements, licenses, and/or rights of way upon, over, under, and across lands owned or controlled by either Party and/or its affiliated interests for the construction and operation of necessary lines, substations, and other equipment to accomplish interconnection of such other Party’s facilities with the Transmission System under this Agreement and shall, at all reasonable times, give such other Party, or its agents, free access to such lines, substations, and equipment, as allowed by applicable ERO, or RRO policies, standards, or rules. Local Distribution Company grants to Transmission Owner at all reasonable times and with reasonable supervision, the right of free ingress and egress to Local Distribution Company’s premises for the purpose of installing, testing, reading, inspecting, repairing, operating, altering, or removing any of Transmission Owner’s property located on Local Distribution Company’s premises or for other purposes necessary to enable Transmission Owner to receive electric energy, suspend the receipt thereof, or determine Local Distribution Company’s compliance with this Agreement.

8.3
Each Party shall provide the other Party keys, access codes or other access methods necessary to gain unassisted access to the other Party’s facilities to exercise rights under this Agreement. Access shall only be granted to Qualified Personnel.

8.4
Neither Party shall make changes to the site topography or accesses, including but not limited to grading or drainage, that could reasonably be expected to have a material adverse effect upon the other Party’s facilities or common use drainage or pollution control systems without the prior written consent of the other Party, such consent not to be unreasonably withheld.

Article 9.    Notifications and Reporting

9.1	This Article 10, as applicable, is subject to the confidentiality provisions of Article 20 and FERC’s Standard of Conduct.

9.2
Unless otherwise provided, any notice required to be given by either Party to the other Party in connection with this Agreement shall be given in writing: (a) personally; (b) by facsimile transmission (if the sender thereafter sends such notice to the recipient by any of the other methods provided in this Section 10.1); (c) by registered or certified U.S. mail, return receipt requested, postage prepaid; or (d) by reputable overnight carrier, with acknowledged receipt of delivery; (e) by electronic mail with confirmation of receipt obtained promptly evidencing completion of the transmission and receipt by the recipient; or (f) any other method mutually agreed by the Parties in writing. Notice given personally shall be deemed given on the date of personal receipt. Notice sent by facsimile shall be deemed given on the date the transmission is confirmed by sender’s facsimile machine, so long as the facsimile is sent on a business day during normal business hours of the recipient. Otherwise, notice by facsimile shall be deemed given on the next succeeding business day. Notice provided by mail or overnight courier shall be deemed given at the date of acceptance or refusal of acceptance shown on such receipt.

9.3
Notice to Transmission Owner shall be to Transmission Owner’s Site Representative, at the address identified in Exhibit 2. Notice to Local Distribution Company shall be to Local Distribution Company’s Site Representative, at the address identified in Exhibit 2

9.4
Each Party shall provide prompt notice to the other Party describing: (i) the nature and extent of any Emergency or Network Security Condition that may be reasonably anticipated to affect the other Party’s equipment, facilities or operations, (ii) the impact on operations, and (iii) all corrective action. Either Party may take reasonable and necessary action, both on its own and the other Party’s system, equipment, and facilities, to prevent, avoid or mitigate injury, danger, damage or loss to its own equipment and facilities, or to expedite restoration of service; provided, however, that the Party taking such action shall give the other Party prior notice, if at all possible, before taking any action on the other Party’s system, equipment, or facilities.

9.5
In the event of an Emergency or Network Security Condition contemplated by Section 10.3, each Party shall provide to the other such information, documents, and data as are necessary for operation of the Transmission System and Distribution System, including, without limitation, such information as is to be supplied to any Governmental Authority, ERO, RRO, Transmission System Operations Center, or Balancing Authority/Control Area Operator.

9.6
In order to continue interconnection of the Distribution System and Transmission System, each Party shall promptly provide the other Party with all relevant information, documents, or data regarding the Distribution System and the Transmission System that would be reasonably expected to affect the Distribution System or Transmission System and is reasonably requested by ERO, RRO, or any Governmental Authority.

9.7
A Party performing routine maintenance and inspection activities that do not require major equipment or system outages and have no material impact on the other Party may provide the other Party with notification per generally agreed upon outage planning guidelines and practices between Parties. A Party performing routine maintenance and inspection activities that will require major equipment or system outages shall provide the other Party with notification per generally agreed upon outage planning guidelines and practices between Parties; provided that the provisions of Section 3.7.2 remain applicable to the outages and that the notice required by this Section 10.6 shall be in addition to, and does not substitute for, the requirements of Section 3.7. As noted in Article 3.7, Parties must comply with the applicable RTO procedures.

9.8
Transmission Owner shall notify Local Distribution Company prior to entering Local Distribution Company’s facilities for routine measurements, inspections and meter reads in accordance with the requirements of Section 10.6. Local Distribution Company shall notify Transmission Owner prior to entering Transmission Owner’s facilities, including switchyards, for routine maintenance, operations, measurements, inspections and meter reads, in accordance with the requirements of Section 10.6.

9.9	Each Party shall provide prompt verbal notice to the other Party of any system alarm relating to the other Party’s equipment, unless the system alarm is automatically sent to the other Party.

9.10	Upon request, each Party shall provide a report or a copy of the data from a system events recorder or digital fault recorder relating to the other Party’s equipment.

9.11
Each Party agrees to notify the other Party immediately verbally, and then in writing, of any labor dispute or anticipated labor dispute of which its management has actual knowledge that might reasonably be expected to affect the operations of the other Party with respect to this Agreement.

Article 10.    Safety

10.1
Each Party agrees that all work performed by either Party that may reasonably be expected to affect the other Party shall be performed in accordance with Good Utility Practice and all applicable laws, regulations, safety standards, practices and procedures and other requirements pertaining to the safety of persons or property (including, but not limited to those of the Occupational Safety and Health Administration, the National Electrical Safety Code and those developed or accepted by Transmission Owner and Local Distribution Company for use on their respective systems) and Good Utility Practice when entering or working in the other Party’s property or facilities or switching area. A Party performing work within the boundaries of the other Party’s facilities must abide by the safety rules applicable to the site.

10.2	Each Party shall be solely responsible for the safety and supervision of its own employees, agents, representatives, and subcontractors.

10.3
Transmission Owner shall immediately report any injuries that occur while working on Local Distribution Company’s property, facilities or switching area to appropriate agencies and Local Distribution Company’s Site Representative. Local Distribution Company shall immediately report any injuries that occur while working on Transmission Owner’s property or facilities or switching area to appropriate agencies and the Transmission Owner’s Site Representative. Each Party will provide the other with its clearing/tagging/lockout procedures. Local Distribution Company’s procedures shall govern clearances requested or initiated by Local Distribution Company on equipment of Local Distribution Company that utilizes the Transmission Owner’s equipment as an isolation device. Transmission Owner’s procedures shall govern clearances requested or initiated by Transmission Owner on equipment of Transmission Owner that utilizes the Local Distribution Company’s equipment as an isolation device.

Article 11.    Environmental Compliance and Procedures

11.1
Each Party shall immediately provide verbal notification to the other Party upon the discovery of any Release of any hazardous substance caused by the Party’s operations or equipment that impacts the assets or facilities of the other Party or upon discovery of the Release of any hazardous substance that may reasonably be expected to migrate to, or adversely impact, the property, facilities or operations of the other Party and shall promptly furnish to the other Party copies of any reports filed with any governmental agencies addressing such events. Such verbal notification shall be followed by written notification within twenty-four (24) hours. The Party responsible for the Release of any hazardous substance on the property or facilities of the other Party, or of any hazardous substance that may migrate to, or adversely impact the property, facilities or operations of the other Party shall be responsible for the reasonable cost of performing any and all remediation or abatement activity and submitting all reports or filings required by environmental laws. Advance written notification (except in emergency situations, in which verbal, followed by written notification, shall be provided as soon as practicable) shall be provided by any Party performing any remediation or abatement activity on the property or facilities of the other Party, or that may adversely impact the property, facilities, or operations of, the other Party. Except in emergency situations, such remediation or abatement activity shall be performed only with the consent of the Party owning the affected property or facilities. The Parties agree to coordinate, to the extent necessary, the preparation of site plans, reports or filings required by law or regulation, including but not limited to Spill Prevention, Control and Countermeasures (SPCC) and Stormwater Pollution Prevention Plans (SWPP) required by any regulatory agency of competent jurisdiction.

Article 12.    Billings and Payment

12.1
Any invoices payable under this Agreement shall be provided to the other Party under this Agreement within a reasonable time after the first day of each month. Each invoice shall indicate the month in which services were provided, shall fully describe the services rendered and shall be itemized to reflect the services performed or provided. The invoice shall be paid within sixty (60) days of the invoice date.

12.2	Any payments required to be made by Local Distribution Company under this Agreement shall be made to Transmission Owner at the following address or via mutually agreeable electronic methods:
ITC Midwest LLC
P.O. Box 674015
Detroit, MI 48267-4015
Phone: (248) 946-3473
Attention: Corporate Accounting

Any payments required to be made by Transmission Owner under this Agreement shall be made to Local Distribution Company at the following address or via mutually agreeable electronic methods:
Interstate Power and Light Company
200 First Street SE
P.O. Box 351
Cedar Rapids, IA, 52406-0351
Phone: (319) 786-4545
Attention: Manager, Delivery System Planning

12.3
The rate of interest on any amount not paid when due shall be equal to the Interest Rate in effect at the time such amount became due. Interest on delinquent amounts shall be calculated from the due date of the bill to the date of the payment. When payments are made by mail, bills shall be considered as having been paid on the date of receipt by the other Party. Nothing contained in this Article is intended to limit either Party’s remedies under Article 21 of this Agreement.

12.4
Payment of an invoice shall not relieve the paying Party from any responsibilities or obligations it has under this Agreement, nor shall such payment constitute a waiver of any claims arising hereunder.

12.5
If all or part of any bill is disputed by a Party, that Party shall promptly pay the amount that is not disputed and provide the other Party a reasonably detailed written explanation of the basis for the Dispute pursuant to Article 26. The disputed amount shall be paid into an independent escrow account pending resolution of the Dispute, at which time the prevailing Party shall be entitled to receive the disputed amount, as finally determined to be payable, along with interest accrued at the Interest Rate through the date on which payment is made, within ten (10) business days of such resolution.

12.6	Neither Party shall be responsible for the other Party’s costs of collecting amounts due under this Agreement, including attorney fees and expenses and the expenses of arbitration.
Article 13.    Applicable Regulations and Interpretation

13.1
Each Party’s performance under this Agreement is subject to the condition that all requisite governmental and regulatory approvals for such performance are obtained in form and substance satisfactory to the other Party in its reasonable judgment. Each Party shall exercise Due Diligence and shall act in good faith to secure all appropriate approvals in a timely fashion.

13.2
This Agreement is made subject to present or future state or federal laws, regulations, or orders properly issued by state or federal bodies having jurisdiction. This Agreement shall be interpreted pursuant to the laws of the State of Iowa without regard to any conflicts of law principles and to the Federal Power Act and the regulatory agency or agencies having jurisdiction over the particular matter.

Article 14.    Force Majeure

14.1
General. Except for the obligation to make any payments under this Agreement, neither Party shall be considered to be in default or breach of this Agreement or liable in damages or otherwise responsible to the other Party for any delay in or failure to carry out any of its obligations under this Agreement if, and only to the extent that, the Party is unable to perform or is prevented from performing by an event of Force Majeure. Notwithstanding the foregoing sentence, neither Party may claim Force Majeure for any delay or failure to perform or carry out any provision of this Agreement to the extent that such Party has been negligent or engaged in intentional misconduct and such negligence or intentional misconduct substantially and directly caused that Party’s delay or failure to perform or carry out its duties and obligations under this Agreement.

14.2
Force Majeure Defined. The term Force Majeure means those events beyond the reasonable control of, and without the fault or negligence of, the Party claiming Force Majeure which, through the exercise of Good Utility Practice, that Party could not have avoided and which, by exercise of Due Diligence, that Party is unable to overcome. Such events include, but are not limited to, the following, to the extent they conform to the foregoing criteria: labor disputes (including a strike) flood; lightning strikes; earthquake; fire; epidemic; war; invasion; riot; civil disturbance; sabotage or vandalism; explosion; insurrection; military or usurped power; action of any court or Governmental Authority, or any civil or military authority de facto or de jure; act of God or the public enemy; or any other event or cause of a similar nature beyond a Party’s reasonable control. Mere economic hardship does not constitute Force Majeure.

14.3	Procedures. A Party claiming Force Majeure must:

14.3.1	give written notice to the other Party of the occurrence of a Force Majeure event no later than three (3) business days after learning of the occurrence of such an event;

14.3.2	use Due Diligence to resume performance or the provision of service hereunder as soon as practicable;

14.3.3	take all commercially reasonable actions to correct or cure the Force Majeure event;

14.3.4
exercise all reasonable efforts to mitigate or limit damages to the other Party, except that neither party shall be required to settle any strike, walkout, lockout or other labor dispute on terms that, in the sole judgment of the Party involved in the dispute, are contrary to its interest; and

14.3.5	provide prompt written notice to the other Party of the cessation of the adverse effect of the Force Majeure event on its ability to perform its obligations under this Agreement.
Article 15.    Limitation of Liability

15.1
With respect to claims by and between the Parties under this Agreement, notwithstanding any other provision of this Agreement, liability of each Party shall be limited to direct actual damages, and all other damages at law or in equity are waived. Under no circumstances shall either Party or its affiliates, directors, officers, employees and agents, or any of them, be liable to the other Party, whether in tort, contract or other basis in law or equity for any special, indirect, punitive, exemplary or consequential damages, including without limitation such damages for: loss of profits or revenue from work not performed, loss of use of or under-utilization of the other Party’s facilities, loss of use of revenues, attorneys’ fees, litigation costs and loss of anticipated profits resulting from either Party’s performance or non-performance of an obligation imposed by this Agreement. The limitations on damages specified in this section are without regard to the cause or causes related thereto, including the negligence of any Party, whether such negligence be sole, joint or concurrent, or active or passive. This limitation shall not apply to claims for death, bodily injury or third party claims.

Article 16.    Indemnification

16.1
Local Distribution Company’s Indemnification. Subject to the provisions of Article 16, Local Distribution Company shall indemnify, hold harmless and defend Transmission Owner, and its officers, directors, employees, affiliates, managers, members, trustees, shareholders, agents, contractors, subcontractors, affiliates’ employees, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the reasonable costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto, reasonable attorneys’ and experts’ fees and reasonable disbursements in connection therewith) for damage to property, or injury to, or death of, any individual, including Transmission Owner’s employees and affiliates’ employees, Local Distribution Company’s employees, or any other third parties, to the extent caused wholly or in part by any act or omission, negligence or otherwise, by Local Distribution Company or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with Local Distribution Company’s performance or breach of this Agreement, or the exercise by Local Distribution Company of its rights hereunder; provided, however, that the provisions of this Section shall not apply if any such injury, death or damage is held to have been caused by the negligence or intentional wrongdoing of Transmission Owner, its agents or employees. In furtherance of the foregoing indemnification and not by way of limitation thereof, Local Distribution Company hereby waives any defense it otherwise might have under applicable workers’ compensation laws.

16.2
Transmission Owner’s Indemnification. Subject to the provisions of Article 16, Transmission Owner shall indemnify, hold harmless and defend Local Distribution Company, its parent and its officers, directors, employees, affiliates, managers, members, trustees, shareholders, agents, contractors, subcontractors, invitees and successors, from and against any and all claims, demands, suits, obligations, payments, liabilities, costs, losses, judgments, damages and expenses (including the reasonable costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements, and compromises relating thereto, reasonable attorneys’ and expert fees and reasonable disbursements in connection therewith) for damage to property, or injury to, or death of any individual, including Local Distribution Company’s employees and affiliates’ employees, Transmission Owner’s employees, or any other third parties, to the extent caused wholly or in part by any act or omission, negligence or otherwise, by Transmission Owner or its officers, directors, employees, agents, contractors, subcontractors and invitees arising out of or connected with Transmission Owner’s performance or breach of this Agreement, or the exercise by Transmission Owner of its rights hereunder; provided, however, that the provisions of this Section shall not apply if any such injury, death or damage is held to have been caused by the negligence or intentional wrongdoing of Local Distribution Company, its agents or employees. In furtherance of the foregoing indemnification and not by way of limitation thereof, Transmission Owner hereby waives any defense it otherwise might have under applicable workers’ compensation laws.

16.3
Indemnification Procedures. Any Party seeking indemnification under this Agreement shall give the other Party notice of such claim as soon as practicable. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, said Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the provisions for indemnification contained in this Agreement. Neither Party may settle or compromise any claim for which indemnification is sought under this Agreement without the prior consent of the other Party; provided, however, said consent shall not be unreasonably withheld or delayed. Each Party’s indemnification obligation will survive expiration, cancellation or early termination of this Agreement.

Article 17.    Insurance

17.1
(23)    The Parties agree to maintain, at their own cost and expense, general and automobile liability, worker’s compensation, and other forms of insurance relating to their operations for the life of this Agreement in the manner, and amounts, as are usual and customary for similarly situated companies in their respective industries.

(a)
Upon request, each Party shall provide to the other Party, properly executed and current certificates of insurance with respect to all insurance policies required to be maintained by such Party under this Agreement. Certificates of insurance shall provide the following information:

(i)	name of insurance company, policy number and expiration date;

(ii)	the coverage required and the limits on each, including the amount of deductibles or self-insured retentions, which shall be for the account of the Party maintaining such policy;

(iii)	a statement indicating that the other Party shall endeavor to provide at least thirty (30) days’ prior written notice of cancellation of a policy.

(b)	If any insurance is written on a “claims made” basis, the primary insured Party shall maintain the coverage for a minimum of three (3) years after the termination of this Agreement.
Article 18.    Several Obligations

18.1
Except where specifically stated in this Agreement to be otherwise, the duties, obligations and liabilities of the Parties are intended to be several and not joint or collective. Nothing contained in this Agreement shall ever be construed to create an association, trust, partnership, or joint venture or to impose a trust or partnership duty, obligation or liability or agency relationship on or with regard to either Party. Each Party shall be individually and severally liable for its own obligations under this Agreement.

Article 19.    Confidentiality

19.1
(a)    “Confidential Information” shall mean any confidential, proprietary or trade secret information of or relating to a Party, including any plan, specification, pattern, procedure, design, device, list, concept, policy or compilation relating to the present or planned business of a Party, that is designated in good faith as Confidential by the Party supplying the information, whether conveyed orally, electronically, in writing, through inspection or otherwise. Confidential Information shall include, without limitation, all information relating to a Party’s technology, research and development, business affairs, pricing and customer-specific load data that constitutes a trade secret, and any information supplied by either of the Parties to the other prior to the execution of this Agreement.

(a)
General. Each Party will hold in confidence any and all Confidential Information unless compelled to disclose such information (1) by judicial or administrative process or other provisions of law or as otherwise provided for in this Agreement, or (2) to meet obligations imposed by FERC or by a state or other federal entity or by membership in ERO, RTO, or RRO (including without limitation obligations to disclose to other Transmission Owners). Information required to be disclosed under (b)(1) or (b)(2) above, does not, by itself, cause any information provided by Local Distribution Company to Transmission Owner to lose its confidentiality. Notwithstanding the first sentence of this Section 20.1(b), a Party that receives Confidential Information may disclose the Confidential Information to a third party to the extent such third party needs to know the Confidential Information for the purpose of assisting such Party with respect to such Party’s obligations or rights under this Agreement, provided that any such disclosure shall be consistent with the applicable rules and regulations of FERC, including the FERC Standards of Conduct, and provided further that such Party shall advise said third party of the confidentiality provisions of this Agreement and use its best efforts to require said third party to agree in writing to comply with such provisions. As applicable, Transmission Owner will develop and file with FERC standards of conduct relating to the sharing of market-related Confidential Information with and by Transmission Owner employees.

(b)
Term: During the term of this Agreement, and for a period of three (3) years after the expiration or termination of this Agreement, except as otherwise provided in this Article 20, each Party shall hold in confidence and shall not disclose to any person Confidential Information.

(c)
Standard of Care: Each Party shall use at lease the same standard of care to protect Confidential Information it receives as that it uses to protect its own Confidential Information from unauthorized disclosure, publication or dissemination.

19.2
Scope: Confidential Information shall not include information that the receiving Party can demonstrate: (1) is generally available to the public other than as a result of disclosure by the receiving Party; (2) was in the lawful possession of the receiving Party on a non-confidential basis prior to receiving it from the disclosing Party; (3) was supplied to the receiving Party without restriction by a third party, who, to the knowledge of the receiving Party, after due inquiry was under no obligation to the disclosing party to keep such information confidential; (4) was independently developed by the receiving party without reference to Confidential Information of the Disclosing Party; (5) is, or becomes, publicly known, through no wrongful act or omission of the receiving Party or breach of this Agreement; or (6) is required, in accordance with Section 20.1(b) of this Agreement, to be disclosed by any federal or state government or agency or is otherwise required to be disclosed by law or subpoena, or is necessary in any legal proceeding establishing rights and obligations under this Agreement. Information designated as Confidential Information will no longer be deemed confidential if the Party that designated the information as confidential notifies the other Party that it no longer is confidential.

19.3
Order of Disclosure. If a court or a government agency or entity with the right power, and apparent authority to do so requests or requires either Party, by subpoena, oral deposition, interrogatories, requests for production of documents, administrative order, or otherwise, to disclose Confidential Information, that Party shall provide the other Party with prompt notice of such request(s) or requirement(s) so that the other Party may seek an appropriate protective order or waive compliance with the terms of this Agreement. The notifying Party shall have no obligation to oppose or object to any attempt to obtain such production except to the extent requested to do so by the disclosing Party and at the disclosing Party’s expense. If either Party desires to object or oppose such production, it must do so at its own expense. The disclosing Party may request a protective order to prevent any Confidential Information from being made public. Notwithstanding the absence of a protective order or waiver, the Party may disclose such Confidential Information as, in the opinion of its counsel, the Party is legally compelled to disclose. Each Party will use reasonable effort to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

19.4
Use of Information or Documentation. Each Party may utilize information or documentation furnished by the disclosing Party and subject to Section 20.1 in any proceeding under Article 26 or in an administrative agency or court of competent jurisdiction addressing any dispute arising under this Agreement, subject to a confidentiality agreement with all participants (including, if applicable, any arbitrator) or a protective order.

19.5
Remedies Regarding Confidentiality. The Parties agree that monetary damages by themselves will be inadequate to compensate a Party for the other Party’s breach of its obligations under Article 20. Each Party accordingly agrees that if such Party breaches or threatens to breach its obligations under Article 20, the other Party shall be entitled to equitable relief, by way of injunction or otherwise.

Article 20.    Breach, Default and Remedies

20.1
General. A breach of this Agreement (“Breach”) shall occur upon the failure by a Party to perform or observe a material term or condition of this Agreement. A default of this Agreement (“Default”) shall occur upon the failure of a Party in Breach of this Agreement to cure such Breach in accordance with Section 21.4.

20.2	Events of Breach. A Breach of this Agreement shall include:

(a)	the failure to pay any amount when due;

(b)	the failure to comply with any material term or condition of this Agreement, including but not limited to any material Breach of a representation, warranty or covenant made in this Agreement;

(c)	a Party’s abandonment of its work or the facilities contemplated in this Agreement;

(d)
a Party’s: (1) insolvency; (2) filing of a voluntary petition in bankruptcy under any provision of any federal or state bankruptcy law or consent to the filing of any bankruptcy or reorganization petition against such Party under any similar law; (3) general assignment for the benefit of such Party’s creditors; or (4) consent to the appointment of a receiver, trustee or liquidator;

(e)	assignment of this Agreement in a manner inconsistent with the terms of this Agreement;

(f)	either Party’s failure to provide such access rights, or attempt to revoke or terminate such access rights, as provided under this Agreement; or

(g)
failure of either Party to provide information or data to the other Party as required under this Agreement, provided that the Party entitled to the information or data under this Agreement requires such information or data to satisfy its obligations under this Agreement.

20.3
Continued Operation. Except as specifically provided in this Agreement, in the event of a Breach or Default by either Party, the Parties shall continue to operate and maintain, as applicable, facilities and appurtenances that are reasonably necessary for the Transmission Owner to operate and maintain the Transmission System, or for the Local Distribution Company to operate and maintain the Distribution System, in a safe and reliable manner.

20.4
Cure and Default. Upon the occurrence of an event of Breach, the non-Breaching Party, when it becomes aware of the Breach, shall give written notice of the Breach to the Breaching Party and to any other person a Party to this Agreement identifies in writing to the other Party in advance. Such notice shall set forth, in reasonable detail, the nature of the Breach, and where known and applicable, the steps necessary to cure such Breach. Upon receiving written notice of the Breach hereunder, the Breaching Party shall have thirty (30) days, to cure such Breach. If the Breach is such that it cannot be cured within thirty (30) days, the Breaching Party will commence in good faith all steps as are reasonable and appropriate to cure the Breach within such thirty (30) day time period and thereafter diligently pursue such action to completion. In the event the Breaching Party fails to cure the Breach, or to commence reasonable and appropriate steps to cure the Breach, within thirty (30) days of becoming aware of the Breach, the Breaching Party will be in Default of the Agreement. In the event of a Default, the non-Defaulting Party has the right to seek to terminate the Agreement or take whatever action at law or equity as may be permitted under this Agreement. Any termination under this Agreement shall not take effect until FERC either authorizes the termination of this Agreement or accepts written notice of its termination.

20.5	Abandonment. Upon abandonment as referenced in article 21.2.c above, the non-abandoning party shall have the right to purchase the abandoned facilities at the net book value.

20.6
Right to Compel Performance. Notwithstanding the foregoing, upon the occurrence of an event of Default, the non-Defaulting Party shall be entitled to commence an action to require the Defaulting Party to remedy such Default and specifically perform its duties and obligations hereunder in accordance with the terms and conditions hereof, and exercise such other rights and remedies as it may have in equity or at law.

Article 21.    Term

21.1
Term. Subject to Article 22.2, this Agreement shall become effective as of the Effective Date and shall continue in full force and effect for an initial period of twenty (20) years and shall be automatically renewed for each successive one-year period thereafter on the anniversary of the Effective Date.

21.2	Termination on Default. This Agreement may be terminated upon a Party’s Default in accordance with the provisions of Article 21.

21.3	Material Adverse Change.

(a)
In the event of a material change in law or regulation that adversely affects, or may reasonably be expected to adversely affect, either Party’s performance under this Agreement (“Material Adverse Change”), the Parties will negotiate in good faith any amendment or amendments to the Agreement necessary to adapt the terms of this Agreement to such change in law or regulation, and Transmission Owner shall file such amendment or amendments for acceptance by FERC, as applicable. Material Adverse Changes shall include without limitation:

(i)	refusal by FERC to accept this Agreement for filing without material modification or condition;

(ii)	prevention by ERO, RTO, or RRO, in whole or in part, of either Party from performing any provision of this Agreement in accordance with its terms; and

(iii)
implementation by FERC, the United States Congress, any state, or any federal or state regulatory agency or commission of any change in any law, regulation, rule or practice that materially affects or is reasonably expected to materially affect either Party’s ability to perform under this Agreement.

(b)
If the Parties are unable to reach agreement on any such amendments, then the Parties shall continue to perform under this Agreement to the maximum extent possible, taking all reasonable steps to mitigate any adverse effect on each other resulting from the material change in law or regulation. If the Parties are unable to reach agreement on any such amendments, Transmission Owner shall have the right to make a unilateral filing with FERC to modify this Agreement pursuant to Section 205 of the Federal Power Act and Local Distribution Customer shall have the right to make a unilateral filing with FERC to modify this Agreement pursuant to Section 206 of the Federal Power Act. Each Party shall have the right to protest any such filing by the other Party and to participate fully in any proceeding before FERC.

21.4
Regulatory Filing. The Transmission Owner shall file this Agreement with FERC as a rate schedule within the meaning of 18 C.F.R. Part 35. Local Distribution Company agrees to cooperate reasonably with Transmission Owner with respect to such filing and to provide any information, including testimony reasonably requested by Transmission Owner, needed to comply with applicable regulatory requirements.

21.5
Survival. The applicable provisions of this Agreement shall continue in effect during dispute resolution (as provided for in Article 26) and after expiration, cancellation or termination hereof to the extent necessary to provide for final billings, billing adjustments and the determination and enforcement of liability and indemnification obligations arising from acts or events that occurred while this Agreement was in effect.

Article 22.    Amendment

22.1
Section 205 and 206 Rights. Notwithstanding any other provision in this Agreement to the contrary any Party may unilaterally make application to FERC under Section 205 or 206 of the Federal Power Act and/or pursuant to FERC’s rules and regulations promulgated thereunder for a change in any rate, term, condition, charge, classification of service, rule or regulation under or related to this Agreement. The standard of review FERC shall apply when acting on proposed modifications to this agreement, either on FERC’s own motion or on behalf of a signatory or a non-signatory, shall be the ‘‘just and reasonable’’ standard of review rather than the ‘‘public interest’’ standard of review.

22.2	Amendments. Except as provided for in Section 23.1 above, this Agreement may only be modified, amended, changed or supplemented in writing signed by both Parties.
Article 23.    Assignment/Change in Corporate Identity

23.1
Transmission Owner Assignment Rights. Transmission Owner may not assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of Local Distribution Company, which consent shall not be unreasonably withheld; provided however, that Transmission Owner may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Local Distribution Company and may assign this Agreement to any entity or entities (collectively, the “Surviving Transmission Entity”) in connection with a merger, consolidation, or reorganization, provided that the Surviving Transmission Entity or assignee owns the Transmission System and agrees in writing to be bound by all the obligations and duties of Transmission Owner provided for in this Agreement.

23.2
Local Distribution Company Assignment Rights. Local Distribution Company may not assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of Transmission Owner, which consent shall not be unreasonably withheld; provided however, that Local Distribution Company may, without the consent of Transmission Owner, and by providing prior reasonable notice under the circumstances to Transmission Owner, assign, this Agreement to any entity or entities (collectively, the “Surviving Distribution Entity”) in connection with a merger, consolidation, or reorganization, provided that the Surviving Distribution Entity or assignee owns the Local Distribution System, agrees in writing to be bound by all the obligations and duties of Local Distribution Company provided for in this Agreement.

23.3
Assigning Party to Remain Responsible. Any assignments authorized as provided for in this Article will not operate to relieve the Party assigning this Agreement or any of its rights, interests or obligations hereunder of the responsibility of full compliance with the requirements of this Agreement unless (a) the other Party consents (which consent shall not be unreasonably withheld), and (b) the assignee agrees in writing to be bound by all of the obligations and duties of the assigning Party provided for in this Agreement.

23.4	This Agreement and all of the provisions hereof are binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.
Article 24.    Subcontractors

24.1
Nothing in this Agreement shall prevent the Parties from utilizing the services of subcontractors as they deem appropriate; provided, however, that the Parties agree that, where applicable, all said subcontractors shall comply with the terms and conditions of this Agreement.

24.2
Except as provided herein, the creation of any subcontract relationship shall not relieve the hiring Party of any of its obligations under this Agreement. Each Party shall be fully responsible to the other Party for the acts and/or omissions of any subcontractor it hires as if no subcontract had been made. Any obligation imposed by this Agreement upon the Parties, where applicable, shall be equally binding upon and applicable to any subcontractor.

24.3	No subcontractor is intended to be or shall be deemed a third-party beneficiary of this Agreement.

24.4	The obligations under this Article 25 shall not be limited in any way by any limitation on subcontractors’ insurance.

24.5	Each Party shall require its subcontractors to comply with all federal and state laws regarding insurance requirements and shall maintain standard and ordinary insurance coverages.
Article 25.    Dispute Resolution

25.1
Any claim or dispute that either Party may have against the other arising out of or relating to this Agreement or the breach, termination or validity thereof (any such claim or dispute, a “Dispute”) shall be submitted in writing to the other Party no later than the latter of: (i) sixty (60) days after the circumstances that gave rise to the Dispute have taken place, or (ii) sixty (60) days of discovery of such circumstances. The submission of any Dispute shall be made to either Local Distribution Company’s Site Representative or Transmission Owner’s Site Representative, and shall include a concise statement of the question or issue in dispute, together with a statement listing the relevant facts and documentation that support the claim. In the event Transmission Owner’s Site Representative and Local Distribution Company’s Site Representative are unable in good faith to resolve their disagreement satisfactorily within thirty (30) days from the receipt of notice of the Dispute, either Party may by written notice to the other refer the Dispute to their respective senior management.

25.2	If any Dispute arising hereunder is not resolved within thirty (30) days after notice thereof to the other Party, the Parties shall follow the Dispute Resolution procedures in Exhibit 9 hereto.
Article 26.    Miscellaneous Provisions

26.1
This Agreement shall constitute the entire agreement between the Parties hereto relating to the subject matter hereof. In all other respects, special contracts or superseding rate schedules shall govern Transmission Owner’s transmission service to Local Distribution Company.

26.2
No failure or delay on the part of Transmission Owner or Local Distribution Company in exercising any of its rights under this Agreement, no partial exercise by either Party of any of its rights under this Agreement, and no course of dealing between the Parties shall constitute a waiver of the rights of either Party under this Agreement. No waiver shall be effective other than by a written instrument signed by the Party granting such waiver, and no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

26.3	Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties hereto any rights, interests, obligations or remedies hereunder.

26.4
In the event that any clause or provision of this Agreement or any part hereof shall be held to be invalid, void, or unenforceable by any court or other Governmental Authority of competent jurisdiction, said holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof, and the Parties shall endeavor in good faith to replace such invalid or unenforceable provisions with a valid and enforceable provision that achieves the purposes intended by the Parties to the greatest extent permitted by law.

26.5
The Parties hereto agree to execute and deliver promptly, at the expense of the Party requesting such action, any and all other and further instruments, documents and information that may be reasonably requested in order to effectuate the transactions contemplated hereby. The Parties agree to cooperate and assist each other in acquiring any regulatory approval necessary to effectuate this Agreement.

26.6	The Article and Section headings herein are inserted for convenience only and are not to be construed as part of the terms hereof or used in the interpretation of this Agreement.

26.7
In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” in this Agreement shall mean including without limitation.

26.8	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

26.9	Each Party shall act as an independent contractor with respect to the provision of services hereunder.

26.10
Nothing in this Agreement addresses, or is intended to address, the interconnection service, and standards governing such service, provided by Transmission Owner to interconnect the Transmission System with the generating facilities of the Local Distribution Company or to any generating facilities of any entity affiliated with the Local Distribution Company.

26.11	Affiliate Status of Parties. For purposes of this Agreement, neither Party shall be considered an affiliate of the other.

26.12
Mutual Agreement. Whenever the Parties are called upon to review, approve or mutually agree regarding any provision of this Agreement, such review, approval or mutual agreement shall not be unreasonably withheld or delayed.

IN WITNESS WHEREOF, Transmission Owner and Local Distribution Company have caused this instrument to be executed by their duly authorized representatives as of the day and year first above written.

ITC MIDWEST LLC, a Michigan limited liability company

By: ITC Holdings Corp., a Michigan corporation, its sole member

By: /s/ Douglas C. Collins________
   Name: Douglas C. Collins
   Title: Vice President
       Date: 7/28/2014

INTERSTATE POWER AND LIGHT COMPANY By: /s/ Linda K. Mattes__________________________ Name: Linda K. Mattes Title: Vice President Date: July 25, 2014

Exhibit 1
Identification of the Interconnection Points (Substations)
(The previous 72 diagrams have been deleted and replaced by this list)

This list of substations is not necessarily a list of the true points of facility change of ownership between the Transmission Owner and Local Distribution Company. The Interconnection Point and point of change of ownership between the Transmission Owner and the Local Distribution Company shall be generally defined as the transmission side of the disconnect device serving the Local Distribution Company equipment. For site specific information on actual change of ownership and equipment ownership, ITC Substation Operating 1-Lines, operating diagrams, or substation one-lines should be utilized for each location.

Substation Name	Substation Type
ADAIR	D
ADAMS 161/69 KV SUB	PT
AFTON SUBSTATION	D
ALBERT LEA - 19TH STREET	PD
ALBERT LEA - EAST SIDE	D
ALBERT LEA - SOUTH BROADWAY	PD
ALBIA SUBSTATION	D
Alden Rural Dist Substation	D
ALLENDORF	D
ALLERTON Y SUBSTATION	D
ALTA VISTA	D
AMBER CREAMERY	PT
AMBOY	D
AMES (BARILLA)	PD
AMES (MINE)	D
Ames NADC Distribution Sub	D
ANAMOSA (AT PLANT) TRANS SUB	PT
ANAMOSA DOERR MOTOR SUB	D
ANAMOSA HIGH SCHOOL SUB	D
Anamosa Reformatory	D
ANDREW (NORTH)	D
ANITA (WIOTA)	D
APPANOOSE COUNTY SUBSTATION	PT
ARMSTRONG (GROVE)	PD
ARNOLDS PARK	D
ASBURY - ASBURY ROAD	PD

BAGLEY INDUSTRIAL	D
BAGLEY TOWN	D
BARKERS WYE	D
BAT LAKE 69-12.5KV	D
BATAVIA	D
BAXTER	D
BAYARD	D
BEAMAN	D
BEAVER/GRAND JUNCTION	D
BELLE PLAINE	D
BELLE PLAINE (BENCO PLANT)	D
BELLE PLAINE (SOUTH)	D
BELLE PLAINE JCT.	PT
BELMOND (AT PLANT)	PT
BELMOND (EATON CO VALVE PLANT)	D
BELMOND NORTH (GOODELL)	D
BERTRAM (HWY. 13)	D
BIRMINGHAM	D
BLAIRSTOWN	D
BLUE EARTH - 1 MILE EAST	PT
BOONE (8TH ST.)	D
BOONE (AT PLANT)	PD
BOONE (OPPOSITE PLANT)	PT
BOONE (SOUTHEAST)	D
BOONE (WEST)	D
BOONE QUARTZ AVENUE	PD
BOUTON	D
BOXHOLM	D
BRANDON	D
BRICELYN	PD
BRIDGEPORT 69KV SUBSTATION	PD
Bridgeport North Substation	PT
BRITT - ARMOR PACK	D
BRITT (EAST)	D
BRITT (TOWN)	D
BRITT 69 KV (AT PLANT)	PT
BRITT NW	D
BROOKLYN SUBSTATION	D
BUFFALO CENTER	PD
BURLINGTON FLINT RIDGE	PD
BURLINGTON NORTH SUB	PD
BURLINGTON SOUTH 4TH ST DIST	D
BURLINGTON SOUTH SUB	PD
BURLINGTON-AGENCY ST SUB	PD
CALAMUS	D
CALMAR 69-13.8 KV	PD

CARGILL T-1 SUBSTATION	D
CARGILL T-4 SUBSTATION	D
CASEY	D
CEDAR RAPIDS BRENTWOOD DIST SUB	D
CEDAR RAPIDS DRY CREEK	PD
CEDAR RAPIDS E AVENUE	PD
CEDAR RAPIDS EAST POST ROAD	D
Cedar Rapids Oak Hill DIst Sub	D
CEDAR RAPIDS SEMINOLE PARK	D
CENTER POINT NORTH DIST SUB	D
CENTERVILLE (IA STEEL&WIRE SUB	D
CENTERVILLE NORTH SUBSTATION	PD
CENTERVILLE SOUTH SUB	PD
Central City Terrace Dist Sub	D
CHARITON SUBSTATION	PD
Chatfield (13.8kv) - Chosen Va	D
CHATFIELD (4KV)	PD
CHELSEA	D
CHESTER JCT - NW OF CHESTER	D
CHURDAN (FIELD CALLS FARLIN)	D
CHURDAN (TOWN)	D
CLARENCE (LAND O LAKES) AKA Platform	D
CLARENCE (TOWN)	D
CLARENCE SOUTH DIST SUB	D
CLEAR LAKE - (69/13.8KV)	D
Clear Lake Clark Road 69-13.8k	D
CLEMONS	D
CLERMONT - 2 MILES WEST	PD
CLINTON - 2ND AVE & NO 2ND ST	PD
CLINTON - 2ND AVE ROAD SUB	D
CLINTON - ADM CLINTON	D
CLINTON - BEAVER CHANNEL	PT w/G
CLINTON – RINGWOOD	D
CLINTON DISTR SUB-13TH AVE S	PD
CLINTON MILL CREEK	PD
Clinton Sw Station (north of Clinton)	PT
CLUTIER (RURAL)	D
COLO	D
COLUMBUS JUNCTION N.E. SUB	PD
COMFREY & DARFUR 69-12.5KV	D
CONRAD (EAST)	D
Continental Grain - Britt Ind	D
Corn Plus Ethanol
CORYDON SUBSTATION	PT
CR - KITTY HAWK	D
CR (CARGILL CORN STARCH)	D

CR (COLLINS MAIN PLANT #2)	D
CR (COLLINS NE)	D
CR (COLLINS NORTHWEST #1)	D
CR (OAK RIDGE-CR PAPER)	PD
CR (OWNED BY BIO FUEL COGEN aka BFC Electric	D
CR (SEWAGE TREATMENT PLANT)	D
CR (WESTDALE MALL SHOPPING CNT	D
CR B Ave NW	D
CR BUFFALO (AT TWIN PINES)	D
CR CEDAR HILLS (ORCHARD)	D
CR CENTER ST (1005 34TH ST. NE	D
CR CHILDRENS HOME (17TH ST. N.	D
CR Deer Run 161/12.5 Dist Sub	D
CR DELANEY Dist Sub	D
CR Downtown Industrial DistSub	PD
CR FRANKLIN (1923 A AVE. N.E.)	D
CR GENERAL STOREROOM	D
CR HARRISON (M AVE. & 6TH ST.	D
CR HAWKEYE DOWNS (RODEO)	D
CR KENWOOD-HENNESSEY (40TH ST	D
CR KIRKWOOD	D
CR LINN-CITY WELL SUB (ELLIS R	D
CR LOUISA (WERNER ST&CTR PT RD	D
CR MCKINLEY(10TH AVE & 15TH ST	D
CR MT VER RD(MEM DR&14TH AVE S	D
CR Saints Run Dist Substation	PD
CR TAMA ST (AT 30TH ST DR SE)	D
CR TWENTY-NINTH ST. (C AVE. N.	D
CR VIOLA'S CRN (EDGE & 60TH AV	D
CR WELLINGTON (16-17 ST & 6TH	D
CRESCO	PD
CRESCO – DONALDSONS	D
CRESTON EAST SUBSTATION	PT
CRESTON SUBSTATION	PD
CRYSTAL LAKE	D
CUSTOM PAK	D
DAEC	D
DAWSON	D
DBQ - CENTER GROVE - HWY 20	PD
DECORAH SW STATION	PD
DEEP RIVER SUBSTATION	D
Delavan MN Dist Sub	D
DELAWARE	D
DELTA SUBSTATION	D
DEWITT (MAYNARD WAY)	D
DEWITT 161/36 KV	PT

DEXTER	D
DIAGONAL SUBSTATION	D
DONNELLSON SUBSTATION	D
DOUDS STONE QUARRY	D
DOVER SUB & SW STATION	PD
DOVRAY	D
Dubuque - 17th Street & Pine	PD
Dubuque - 8th Street	PT w/G
Dubuque - Bunker Hill	D
Dubuque - John Deere Co	PD
Dubuque Kerper Boulevard	D
Dubuque Seippel Road Dist Sub	PD
Dubuque South Grandview Dist	PD
DUNCAN (HAYFIELD)	D
DURANT	D
DYERSVILLE WEST VINE RD DIST	D
Dyersville-Florence&Stanton St	PD
DYSART (12.5 KV)	D
EAST GREENE SUB (69/13.8 KV)	PD
EDDYVILLE IND COMPLEX SUB	PT
EDDYVILLE TRI-COUNTY DIST. SUB	PD
ELDON Y SUBSTATION	D
ELDORA CITY	D
ELDRIDGE	D
ELGIN	D
ELKADER (NE)	PD
Ellendale County Line 69-12.5k	PD
ELMORE	D
EPWORTH	PD
EVERLY (NORTH)	D
EYOTA	D
FAIRBANK DIST SUB	PD
FAIRFAX	D
FAIRFIELD (7TH STREET)	PD
FAIRFIELD (AT PLANT)	PD
FAIRFIELD (JEFFERSON CO HOME)	D
FAIRFIELD (M.I.U.-N. 4TH)	D
FAIRFIELD (ROCKWELL STANDARD)	D
FAIRFIELD (SOUTHEAST)	D
FAIRFIELD (WEST)	D
FARLEY - 7TH & WOOD ST	D
FARMLANDS INDUSTRIES	D
FAYETTE	D
FENTON	D
FOSTORIA	D
FRASER	D

FREDERICKSBURG	D
FT. MADISON - BLUFF SUBSTATION	D
FT. MADISON - DEVILS CREEK SUB	D
FULDA JUNCTION SUB 69/24 KV	PD
GARDEN CITY - 1 MILE NW	D
GARDNER'S LANE SW & SUBSTATION	PT
Garnavillo 69/13.8 (South)	D
GARNER (MAPCO)	D
GARNER (NORTH)	D
GARNER (SOUTHEAST)	D
GARRISON	D
GENERAL MILLS (SE)	D
GENERAL MILLS NORTHWEST SUB	D
GEORGE (AT PLANT)	D
GILBERT	D
GILMAN	D
GLADBROOK	D
GLENVILLE - EAST OF GLENVILLE	PD
GRAND JCT NORTH DIST SUB	PD
GRAND MOUND	D
GRANT	D
GREAT LAKES SUB (69/13.8KV)	D
GREELEY	D
GREEN MOUNTAIN	D
GRINNELL SOUTH SUBSTATION	PD
GRINNELL SUBSTATION	PD
GRUNDY CENTER 69 KV	PT
GUTHRIE CENTER	D
GUTTENBERG	D
HAHN'S CORNER 69/13.8 KV	D
Hanlontown	PT
HANSKA - FOUR MILES SOUTH	D
HARCOURT	D
HARRIS (WOI)	D
HAVELOCK (NEW)	D
HAYWARD SUB & SW STATION	PT
HAZLETON (2 MI SOUTH)	PT
HEDRICK SUBSTATION	PD
HERNDON	D
HERON LAKE BIO ENERGY DIST SUB	PD
HERON LAKE SUB 161/69/12.5 KV	PT
HIAWATHA	D
Hiawatha Boyson Com'l Sub	PD
HILLS (WEST)	D
Hills River Products Dist Sub	D
HOLY CROSS - 1 MILE WEST	D

HUBBARD	D
Hubbard-Radcliffe Dist Sub	D
HUTCHINS	D
HUTCHINS-GIESE SAND&GRAVEL SUB	D
Huxley Ind. Park Dist. Sub	PD
HWG NO 106 (13.8/69KV)-M CITY	PD
IBP 13.8KV SUBSTATION	D
IBP 69KV SUBSTATION	D
INDEPENDENCE (2 MILES NORTH)	PT
INDUSTRIAL SUB CARGILL IA FALL	D
IOWA FALLS (HILLTOP UNIT)	D
IOWA FALLS INDUSTRIAL 69/12.5 K	PT
JEFFERSON	D
JEFFERSON (TEMPORARY) (WCC)	D
JEWELL	D
JOHNSON COUNTY (OASIS ROAD)	D
KALONA (WEST)	D
KALONA SOUTH DISTRIBUTION SUB	D
KANAWHA (69 KV)	D
KELLERTON SUBSTATION	D
KELLOGG	D
KEOKUK - COMMERCIAL SUB	D
KEOKUK (DIAL) (CUSTOMER OWNED)	D
KEOKUK (GRIFFIN WHEEL)	D
KEOKUK (KEO STEEL CAST)	D
KEOKUK (OGILVIE)	D
KEOKUK (WEST) DISTRIBUTION SUB	PD
KEOKUK MESSENGER SUB	PD
KEOTA SUBSTATION	D
KESWICK	D
KLEMME	D
KODAK INDUSTRIAL SUB aka Genencor	D
LADORA	D
LAFAYETTE	D
LAKOTA TRSFMER STATION (69KV)	PD
LAMBERTON	PD
Lansing	D
LAUREL HAVERHILL (HWY. #14)	D
LAURENS	D
LAZWELL SUBSTATION	D
LECENTER 69-13.8KV SUB	D
LEE 69KV SUB	PD
LEGRAND	D
LENOX SUBSTATION	D
LEON SUBSTATION	PD
LEWISTON	PD

LEWISVILLE	PD
LISBON	D
LONE ROCK	D
LONE TREE	D
LORIMOR SUBSTATION	D
LOST NATION	D
LOTTS CREEK	D
LOWDEN	D
MADRID NORTH (69KV LOOP)	PD
MAGNOLIA N & W 161/69/24 KV	PT
Malcom Distribution Substation	D
MALLARD (UPTOWN)	D
MANCHESTER (INDUSTRIAL)	PD
Manly - Inter #65 & #9 (69/13.	PD
MAQUOKETA (RURAL)	D
MAQUOKETA PLATFORM DIST SUB	D
MARATHON CBPC	D
MARENGO	PT
MARENGO (EAST)	D
MARENGO (NORTH)	D
MARENGO (PIONEER SEED CORN)	D
MARIETTA	D
MARION (EAST)	D
MARION (NORTH)	D
MARION (NORTHEAST)	D
MARION (SQUAW CREEK)	D
MARION (SWAMP FOX)	PD
MARION OLD SETTLERS DIST SUB	PD
MARION PLANT	D
MARION PLANT SUB 12.5	D
MARQUETTE	D
MARSHALLTOWN (9TH ST.)	D
MARSHALLTOWN (INDUSTRIAL PARK)	D
MARSHALLTOWN (NORTH 3RD AVE)	D
MARSHALLTOWN (ORCHARD HILLS)	D
MARSHALLTOWN (PLAZA SUB.)	D
MARSHALLTOWN (SOUTHGATE)	D
MARSHALLTOWN (VOGEL)	D
Marshalltown East Nevada St.	PD
MARSHALLTOWN FISHER LAB DIST
Marshalltown West Main Dist Su	PD
MASON CITY - GENERAL FOODS	D
MASON CITY - NORTHWEST SUB	D
Mason City 43rd St SW Dist Sub	PD
MASON CITY 69/13.8 KV NE SUB	D
Mason City 6th Ave sub 69-13.8 (Clear Lake)	D

MASON CITY ARMOUR PLANT SUB	D
MASON CITY PORTLAND	D
MASON CITY-5TH & DELAWARE	PD
MASONVILLE	D
Massena Padmount Dist. Sub	D
MASSILLON	D
MAXWELL NORTH	PT
MAYNARD - 69 - 13.8 KV	D
MAYSVILLE	D
MCCALLSBURG	D
MCCAUSLAND	D
MECHANICSVILLE	D
MEDIAPOLIS SUBSTATION	PD
MELBOURNE	D
MENLO	D
MENOMINEE	D
MESERVEY	D
Middletown Iowa Army Plnt	D
MILLERTON SUBSTATION	D
MILTON 69/34.5 KV	PT
MONMOUTH	D
MONONA	PT
MONTGOMERY (5/28/98-DIST SUB)	D
MONTGOMERY 69/13.8 KV	PT w/G
MONTICELLO (INDUSTRIAL)	PD
MONTIETH (TOWN)	D
MORAVIA SUBSTATION	D
MORRISON	D
MOSCOW RURAL	D
MT AYR 69KV SUBSTATION	PT
MT PLEASANT WEST	D
MT. STERLING	D
MT. VERNON WEST 12.5 KV SUB	D
MTOWN (FISHER GOVERNOR CO)	D
MTOWN (LENNOX FURNACE CO.)	D
MTOWN (NORTH-UNIT)	D
MTOWN (REAR 305 S. 2ND AVE.)-Fisher	D
MTOWN (S CENTER ST&WEST DR-T B	D
MTOWN (SOUTH 405 E. NEVADA)	D
MTOWN (SWIFT CO) - Marion St Sub	D
MTOWN (W WORKS ON N CTR ST)	D
MTOWN (WEST 208-1/2 W. STATE)	D
NEVADA 115 KV	PD
NEVADA 19TH ST SUB (DISTRIBUTI	PD
NEVADA NORTH (AT PLANT)	PD
NEW LIBERTY	D

NEW LONDON SUBSTATION	D
NEWTON (MAYTAG #3 SUBSTATION)	PD
NEWTON 8TH ST SUBSTATION	PD
NEWTON-AURORA HTS SUBSTATION)	PD
NICHOLS	D
NORTH BRIDGE SUBSTATION	D
NORTH ENGLISH	D
NORTH LIBERTY	D
NORTHWOOD (69/13.8KV)	D
NORWAY	D
OAKVILLE SUBSTATION	D
OELWEIN	PD
OLIN (NORTH)	D
ORLEANS (SUPERIOR)	D
OSCEOLA 69/34.5 KV	PT
OSCEOLA NORTH SUBSTATION	PD
OSCEOLA WEST SUBSTATION	PD
OSSIAN	PD
OTTUMWA (EXCEL)	PD
OTTUMWA (WEST)	D
OTTUMWA AIR BASE SUB	PD
OTTUMWA RUTLEDGE SUB	PD
OTTUMWA SOUTH SUBSTATION	PD
OTTUMWA-GREEN ST. SUB	PD
OXFORD MILLS	D
PALISADES QUARRY	D
PALO	D
PARKVIEW	D
PEOSTA - IN CIPCO SUB	PD
Peosta West Dist Sub	D
PERRY (EAST)	D
PERRY (NORTH)	D
PERRY (OSMUNDSON)	D
PERRY (PARK ST.)	D
PERRY (SOUTHEAST)	D
PERRY PLANT	D
PERRY RACCOON	D
PETERSON	D
PETERSVILLE	D
PLAINVIEW	PD
PLEASANT PLAIN SUB	D
PLOVER	D
PMX #1 NORTH ROLLING MILL	PD
PMX #2 SOUTH ROLLING MILL	PD
PMX #4 CASTING HOUSE	PD
POSTVILLE - SW CORNER OF TOWN	PD

PRAIRIE CREEK INDUSTRIAL 161/6	PT
PRESTON (DEER CREEK)	D
PROMISE CITY SUBSTATION	D
Quasqueton Junction Dist Sub	D
READLYN	D
READLYN - 1 MILE NORTH	D
REDFIELD (NEW)	D
REINBECK	PT
REMBRANDT SUB	D
REVERE	D
RHODES	D
RICEVILLE	PD
RICHFIELD CORNER	D
RICKARDSVILLE 69-13.8 KV	D
RINGSTED	D
RIPPEY	D
RIVERSIDE VOYAGER DIST SUB	D
ROBINS DISTRIBUTION SUB	D
RODMAN	D
ROLAND	D
ROLFE 34.5/7.2 KV	D
ROYAL/GREENVILLE SUB (NEW 1999	D
RUDD JCT SUB (69/13.8KV)	PD
RUSHFORD-INCL EQPT IN MUNI SW	D
RYAN	D
SCRANTON	D
SEARSBORO SUBSTATION	D
SEXTON	D
SHELLSBURG	D
SHERBURN - BETWEEN 2ND & 3RD	D
SIGOURNEY SUBSTATION	PD
SOLON	D
Spencer - Riverton	D
SPIRIT LAKE (SOUTH)	D
SPIRIT LAKE (WEST)	D
SPRING VALLEY	PT
SPRINGVILLE (SOUTHWEST)	D
ST ANSGAR	PD
STANDARD OIL PUMP STATION	D
STANHOPE	D
STANWOOD	D
Steele Center - S of Steele Ce	D
STEWARTVILLE - 69/12.5KV	D
STONE CITY (QUARRY)	D
STORDEN	PT
SWALEDALE (THORNTON)	D

TAMA	D
TAMA (EAST)	D
TAMA (PAPER MILL)	D
THOMPSON	D
THOMPSON JCT	D
Thompson Sub	D
TIFFIN	D
Titan Wheel - Walcott	D
TOLEDO	D
TOLEDO (TAMA-TOLEDO CENTRAL)	D
TOLEDO 115/34.5 KV	PT
TRIMONT	D
TRIPOLI - 69/14.4/12.5/4.16 KV	PD
TROY MILLS	D
TRUMAN (NEAR TRUMAN)	D
TRURO SUBSTATION	D
TWELVE MI. LAKE SUB	D
U.S. GYPSUM PLANT SUB	D
Union	D
URBANA	D
VAN CLEVE	D
VAN HORNE	D
VERNON CENTER	D
VICTOR	D
WABASSO SUB 69-12.5 KV	PD
WAHPETON	D
WALCOTT	D
WALCOTT (NORTH)	D
WALFORD	D
WALKER	D
WALKER (KGAN-TV)	D
WALKER (NUMAC)	D
WALTERS	PT
WAPELLO COUNTY SUBSTATION	PT
WAPELLO SUBSTATION	PD
WASHINGTON SUBSTATION	PT
WASHINGTON-BROWNS CRNER SUB	D
WASHINGTON-CRANE CO PLANT SUB	PD
WAUKON 69/13.8 KV	PD
WAYLAND SUBSTATION	D
WBGO 69/12.5 & 69/4.16 KV	PD
WELLMAN SUBSTATION	D
WELLSBURG EAST	D
WESLEY (WEST)	D
WEST BRANCH HOOVER	D
WEST SIDE SUB-W OF ALBERT LEA	PD

WEST UNION	PD
WESTBROOK SUB 69/24 KV	D
WHEATLAND	D
WHEELERWOOD SUB	D
WHITTEN RURAL (SOUTHEAST)	D
WILLIAMS RURAL	D
WILLIAMSBURG (MFG.) EAST	D
WILLIAMSBURG IND PARK SUB	D
WILLIAMSBURG TOWN	D
WINFIELD SUBSTATION	D
WINTHROP (3RD ST)	D
WOLFE - RED ROCK TOWNSHIP	D
WOODWARD	D
WYOMING	D
WYOMING (DOME)	D

Exhibit 2
Contact Information For Local Distribution Company’s Site Representatives
and Transmission Owner’s Site Representatives
Local Distribution Company’s Contact List

Vice President, Energy Delivery Operations
Interstate Power and Light
200 First St SE
Cedar Rapids, Iowa 52401-1409

Transmission Owner’s Contact List

General Counsel Utility Operations
ITC Midwest LLC
27175 Energy Way
Novi, Michigan 48377

Exhibit 3
Transmission Company Switching Procedures
The enclosed Transmission Company Switching Procedure is a document that may be modified from time to time. The version attached is the latest as of the date the Interconnection Agreement was executed. It is the responsibility of the Local Distribution Company to confirm with Transmission Company the latest approved version of the procedure.

Exhibit 4
Local Distribution Company Switching Procedures
The enclosed Local Distribution Company Switching Procedure is a document that may be modified from time to time. The version attached is the latest as of the date the Interconnection Agreement was executed. It is the responsibility of the Transmission Company to confirm with Local Distribution Company the latest approved version of the procedure.

Exhibit 5
[Reserved]

Exhibit 6
[Reserved]

Exhibit 7
Form of Easement
The Form of Easement to be used is dependent on the ownership of the substation. The forms as listed below will be utilized when appropriate:

7.1	Substation Site Easement Agreement (Primarily Transmission with Generation)

7.2	Electric Line Easement Agreement (Primarily Transmission with Generation)

7.3	Substation Site Easement Agreement (Primarily Distribution Substation)

7.4	Substation Site Easement Agreement (Primarily Transmission Substation)

As noted in Article 9.2 of this agreement, attached to Exhibit 7 is Schedule 1 – Schedule of Easement Agreements. Schedule 1 may be updated from time to time as modifications are made.

Exhibit 7, Schedule 1

Schedule of Easements

Exhibit 8

1.	[Reserved]

Exhibit 9
Dispute Resolution Procedures

Section 1.1    When Required
Any Dispute subject to this Exhibit that has not been resolved through the informal or mediation procedures specified herein shall be resolved by arbitration in accordance with the procedures specified herein; provided, however, that unless both Parties agree to arbitrate, (a) any dispute subject to the jurisdiction of any regulatory authority shall only be heard by such regulatory authority, and (b) any dispute wherein one Party seeks an injunction or other equitable relief shall be heard only by a court having jurisdiction over the matter.
Section 1.2    Initiation
(a)    A Party to a Dispute that wishes to commence arbitration proceedings shall send a written demand for arbitration to an officer or managing or general agent (or other agent authorized by appointment or law to receive service of process) of the other Party. The demand for arbitration shall state each claim for which arbitration is being demanded, the relief being sought, a brief summary of the grounds for such relief, and the basis for the claim, and shall identify all other parties to the dispute.
(b)    Any Party receiving such notice may, if the proviso in Section 1.1 is applicable, notify the other Party within 14 days of receiving the demand for arbitration, that it intends to have the matter heard by a regulatory or judicial authority and shall thereafter have a further 60 days in which to make the necessary filing to commence proceedings at such regulatory or judicial authority. If the filing necessary to commence proceedings before such regulatory or judicial authority is not made within the foregoing 60-day period, then the Party seeking to invoke jurisdiction of a regulatory authority shall be deemed to have consented to arbitration, and the Dispute shall revert to arbitration.
Section 1.3    Selection of Arbitrator
The Parties agree that arbitration initiated under this Agreement shall be conducted before a single neutral arbitrator appointed by the parties. If the Parties are unable to agree on an arbitrator, such arbitrator shall be appointed from a panel of knowledgeable arbitrators provided to the parties by the American Arbitration Association. The selection of the arbitrator and the arbitration process shall then proceed according to the Commercial Dispute Rules of the American Arbitration Association.
Section 1.4    Procedures
The Parties shall compile and make available to the arbitrator and the Parties standard procedures for the arbitration of disputes (i) from the American Arbitration Association, (ii) as

9-1

mutually agreed by the Parties, or (iii) as the arbitrator deems appropriate. Upon selection of the arbitrator, arbitration shall go forward in accordance with applicable procedures.
Section 1.5    Summary Disposition and Interim Measures
(a)    The procedures for arbitration of a Dispute shall provide a means for summary disposition of a demand for arbitration, or response to a demand for arbitration, that in the reasoned opinion of the arbitrator does not have a good faith basis either in law or fact. If the arbitrator determines that a demand for arbitration, or response to a demand for arbitration, does not have a good faith basis either in law or fact, the arbitrator shall have discretion to award the costs of the time, expenses, and other charges of the arbitrator to the prevailing Party.
(b)    The procedures for the arbitration of a Dispute shall provide a means for summary disposition without discovery if there is no dispute as to any material fact, or with such limited discovery as the arbitrator shall determine is reasonably likely to lead to the prompt resolution of any disputed issues of material fact.
(c)    The procedures for arbitration of a Dispute shall permit any Party to a Dispute to request that the arbitrator render a written interim decision requiring that any action or decision that is the subject of a Dispute either be, or not be, put into effect, or imposing such other interim measures as the arbitrator deems necessary or appropriate. The arbitrator may grant or deny, in whole or in part, a request for such a written interim decision. The Parties shall be bound by any such written decision pending the outcome of the arbitration proceeding.
Section 1.6     Discovery of Facts
(a)    The arbitration procedures for the resolution of a Dispute shall include adequate provision for the discovery of relevant facts, including the taking of testimony under oath, production of documents and things, and inspection of land and tangible items. The nature and extent of such discovery shall be determined as provided herein and shall take into account (i) the complexity of the dispute, (ii) the extent to which facts are disputed, and (iii) the amount of money in controversy.
(b)    The arbitrator shall be responsible for establishing the timing, amount, and means of discovery, and for resolving discovery and other pre-hearing disputes. If a Dispute involves contested issues of fact, promptly after the selection of the arbitrator, the arbitrator shall convene a meeting of the parties for the purpose of establishing a schedule and plan of discovery and other pre-hearing actions.
Section 1.7    Evidentiary Hearing
The procedures established by the arbitrator shall provide for an evidentiary hearing, with provision for the cross-examination of witnesses, unless both Parties consent to the resolution of the matter on the basis of a written record. The forms and methods for taking evidence shall be as agreed by the Parties, or if the Parties cannot agree, as established by the arbitrator. The arbitrator may require such written or other submissions from the Parties as shall be deemed appropriate,

9-2

including submission of the direct testimony of witnesses in written form. The arbitrator may exclude any evidence that is irrelevant, immaterial, or unduly repetitious, and, except to the extent hereinafter otherwise provided, shall exclude any material that is covered by the attorney-client privilege, the accountant-client privilege, other evidentiary privileges, or the attorney-work product doctrine. One or both Parties may arrange for the preparation of a record of the hearing and, except to the extent otherwise provided, shall pay the costs thereof. Such Party or Parties shall have no obligation to provide, or to agree to the provision of, a copy of the record of the hearing to any Party that does not pay a proportionate share of the cost of the record. At the request of any Party, the arbitrator shall determine a fair and equitable allocation of the cost of the preparation of a record between or among the Parties to the proceeding who are willing to share such costs.
Section 1.8     Confidentiality
(a)    Any information requested from another Party in the course of an arbitration proceeding, and not otherwise available to the receiving Party, including any such information contained in documents or other means of recording information created during the course of the proceeding, may be designated “Confidential” by the producing Party to the extent that such information is of a proprietary nature. The Party designating documents or other information as “Confidential” shall have 20 days from the request for such material to submit a request to the arbitrator to establish such requirements for the protection of such documents or other information designated as “Confidential” as may be reasonable and necessary to protect the confidentiality and commercial value of such information and the rights of the Parties. Prior to the decision of the arbitrator on a request for confidential treatment, documents or other information designated as “Confidential” need not be produced. “Confidential” information shall not be used by the arbitrator, or anyone working for or on behalf of any of the foregoing, for any purpose other than the arbitration proceeding, and shall not be disclosed in any form to any Person not involved in the arbitration proceeding without the prior written consent of the Party producing the information, or as permitted by the arbitrator or as required by law.
(b)    Any Person receiving a request or demand for disclosure, whether by compulsory process, discovery request, or otherwise, of documents or information obtained in the course of an arbitration proceeding that have been designated “Confidential” and that are subject to a non-disclosure requirement under this Exhibit, or that are subject to a decision of the arbitrator, shall immediately inform the Person from which the information was obtained, and shall take all reasonable steps to afford the Person from which the information was obtained an opportunity to protect the information from disclosure. In the event the requesting Party discloses information in violation of this Exhibit or requirements established by the arbitrator shall be deemed to waive any right to introduce or otherwise use such information in any judicial, regulatory, or other legal or dispute resolution proceeding, including the proceeding in which the information was obtained.
(c)    Nothing in this Exhibit shall preclude any Person from using documents or information properly and previously obtained outside of an arbitration proceeding, or otherwise

9-3

public, for any legitimate purpose, notwithstanding that the information was also obtained in the course of the arbitration proceeding.
Section 1.9    Timetable
Promptly after the selection of the arbitrator, the arbitrator shall set a date for resolution of the dispute, which shall be not later than eight months (or such earlier date as may be agreed to by the parties) from the date of the selection of the arbitrator, with other dates, including the dates for an evidentiary hearing, or other final submissions of evidence, set in light of this date. The date for the evidentiary hearing, or other final submission of evidence, shall not be changed absent extraordinary circumstances. The arbitrator shall have the power to impose sanctions for dilatory tactics or undue delay in completing the arbitration proceedings.
Section 1.10    Decisions
The arbitrator shall issue either an oral decision that is transcribed or a written decision, which may, at the arbitrator’s discretion, include findings of fact. The arbitration decision shall be based on (i) the evidence in the record, (ii) the relevant agreements between the Parties, (iii) applicable federal and state legal standards, including the FPA and any applicable state and FERC regulations and decisions and (iv) relevant decisions in previous arbitration proceedings under this Agreement. All decisions of the arbitrator shall be shall be subject to any applicable confidentiality provisions, and shall be made available on request, to the Parties and to federal and state regulatory authorities. Any arbitration decision that affects matters subject to the jurisdiction of the FERC under section 205 or section 206 of the FPA shall be filed with the FERC and any arbitration decision that affect matters subject to the jurisdiction of a state authority shall be filed with that authority.
Section 1.11    Costs
Unless the arbitrator shall decide otherwise, the costs of the time, expenses, and other charges of the arbitrator shall be borne by the parties to the dispute, with each side on an arbitrated issue bearing one-half of such costs, and each Party to an arbitration proceeding shall bear its own costs and fees. The arbitrator may require all of the costs of the time, expenses, and other charges of the arbitrator, plus all or a portion of the costs of arbitration, attorneys’ fees, and the costs of mediation, if any, to be paid by any Party that substantially loses on an issue determined by the arbitrator to have been raised without a substantial basis.
Section 1.12     Enforcement
The decision of the arbitrator shall be final, binding and not appealable, except to the extent reviewable by FERC (as permitted or required by law). Any party may petition any state or federal court having jurisdiction to enter judgment upon the arbitration award.
Section 1.13     Regulatory Jurisdiction

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If a Party fails to invoke regulatory jurisdiction of a dispute involving matters subject to FERC or state regulatory jurisdiction within 60 days in accordance with Section 1.2 of this Exhibit, the Party shall be deemed to have waived its right to invoke such jurisdiction; provided, however, that this waiver only applies to the Party and does not affect any right that the FERC or state regulatory authority may have to act on its own. If such Party nonetheless invokes FERC or applicable state regulatory jurisdiction following the arbitration proceedings provided for herein, that Party shall be responsible for all attorneys’ fees incurred by other parties to the Dispute, whether or not the FERC or state regulatory authority concludes that such Party has waived its right to invoke FERC or state regulatory jurisdiction.

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Exhibit 10
Reserved